Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of October 18, 2013

by and among

Five9, Inc., as Parent

Five9 Nevada Inc., as Merger Co.

Five9 Acquisition LLC, as Acquisition Co.

Face It, Corp., as the Company

and

the Representative

CONFIDENTIAL TREATMENT REQUESTED—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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EXHIBITS

Exhibit A	Form of Stockholders’ Written Consent
Exhibit B-1	Form of Restricted Stock and Joinder Agreement
Exhibit B-2	Form of Option Consent
Exhibit C-1	Form of U.S. Founder Employment Agreement
Exhibit C-2	Form of Spanish Founder Employment Agreement
Exhibit C-3	Form of Spanish Employment Agreement
Exhibit D	Form of Founder Non-competition Agreement
Exhibit E	Form of Nevada Articles of Reverse Merger
Exhibit F-1	Form of Delaware Certificate of Forward Merger
Exhibit F-2	Form of Nevada Article of Forward Merger
Exhibit G	Form of Opinion of Morgan, Lewis & Bockius LLP
Exhibit H	Form of Letter of Transmittal

SCHEDULES

Disclosure Schedule

Schedule 1.2(b)(3) — Cash-Out Warrantholders

Schedule 1.2(b)(6) — Spanish Service Providers

Schedule 1.2(b)(8) — Other Service Providers

Schedule 1.2(b)(16) — Contracts to be Terminated or Amended

Schedule 1.2(b)(17) — Contracts Requiring Consent or Notice

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2013 (this “Agreement”), is by and among Five9, Inc., a Delaware corporation (“Parent”), Five9 Nevada Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Co.”), Five9 Acquisition LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Acquisition Co.”), Face It, Corp., a Nevada corporation (the “Company”) and the Representative. Certain capitalized terms used herein have the meanings assigned to them in Section 6.1.

BACKGROUND

Each of the respective Boards of Directors of Parent, Merger Co., Acquisition Co. and the Company has approved, and declared it advisable and in the best interests of its stockholders or shareholders, as the case may be, to consummate the business combination transaction and other transactions provided for herein, including the merger (the “Reverse Merger”) of Merger Co. with and into the Company followed by the merger of the Company with and into Acquisition Co. (the “Forward Merger,” and together with the Reverse Merger, the “Merger”), in accordance with the laws of their respective states of incorporation, including the Nevada Revised Statutes (“NRS”) and the Delaware Limited Liability Company Act (the “DLLCA”), and upon the terms and subject to the conditions set forth herein.

The Parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to be conducted as an integrated plan in the manner contemplated by Revenue Ruling 2001-46, 2001-2-CB321 (the “Revenue Ruling”) and, by approving the resolutions authorizing this Agreement, that this Agreement will constitute a “plan of reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations conducted as an integrated plan in the manner contemplated by the Revenue Ruling.

The board of directors of the Company has determined that this Agreement, the Merger and the other Transactions are advisable to and in the best interests of the Company’s stockholders, has adopted this Agreement, the Merger and the other Transactions, and has recommended the Merger to the Company’s stockholders.

Concurrently with the execution and delivery of this Agreement, stockholders of the Company holding Company Common Stock with sufficient voting power to approve this Agreement have delivered to Parent and the Company a written consent in the form of Exhibit A (the “Stockholders’ Written Consent”) approving this Agreement.

Concurrently with the execution and delivery of this Agreement, the stockholders of the Company are each entering into the Restricted Stock and Joinder Agreement, in the form of Exhibit B-1 (the “Restricted Stock and Joinder Agreement”), the optionholders of the Company are each entering into the Option Consent Agreement, in the form of Exhibit B-2 (the “Option

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Consent”), and the warrantholders of the Company listed on Schedule 1.2(b)(3) (the “Cash-Out Warrantholders”) have entered into certain warrant cancellation agreements (the “Warrant Cancellation Agreements”), which agreements provide for certain agreements, undertakings, representations, warranties, releases and waivers.

A portion of the Merger Consideration, constituting the Working Capital Holdback Amount, will be held back by Parent, as partial security for the obligations of the Indemnifying Securityholders hereunder with respect to the Working Capital.

A portion of the Merger Consideration, constituting the Indemnification Holdback Shares, will be held back by Parent, as partial security for the indemnification obligations of the Indemnifying Securityholders hereunder.

Each Indemnifying Securityholder has approved, and deems it advisable and in the best interests of such holder to authorize, the appointment of Robert Cell as the initial Representative pursuant to Section 4.10 for the purposes set forth herein.

As an inducement to Parent’s entry into this Agreement, concurrently with the execution and delivery of this Agreement, each of Lance Fried and Edwin Margulies (the “U.S. Founders”) is executing and delivering an employment agreement in the form attached hereto as Exhibit C-1 (the “U.S. Founder Employment Agreement”), a non-competition agreement in the form attached hereto as Exhibit D (the “Founder Non-competition Agreement”) and an employee proprietary information and inventions agreement in Parent’s standard form (the “PIIAs”).

As an inducement to Parent’s entry into this Agreement, concurrently with the execution and delivery of this Agreement, Ran Ezerzer (the “Spanish Founder” and with the U.S. Founders, the “Founders”), is executing and delivering an employment agreement in the form attached hereto as Exhibit C-2 (the “Spanish Founder Employment Agreement”), a Founder Non-competition Agreement and a PIIA.

As an inducement to Parent’s entry into this Agreement, concurrently with the execution and delivery of this Agreement, the individuals listed on Schedule 1.2(b)(6) (the “Spanish Service Providers”) are executing and delivering an employment agreement in the form attached hereto as Exhibit C-3 (the “Spanish Employment Agreement”) and a PIIA.

As an inducement to Parent’s entry into this Agreement, concurrently with the execution and delivery of this Agreement, the individuals listed on Schedule 1.2(b)(8) (the “Other Service Providers”) are executing and delivering employment offer letters with Parent and PIIAs.

In consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, upon the terms and subject to the conditions in this Agreement, the Parties hereby agree as follows:

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ARTICLE 1

MERGER

Section 1.1 The Merger. In accordance with the NRS, Merger Co. shall be merged with and into the Company pursuant to the articles of merger, substantially in the form of Exhibit E (the “Articles of Reverse Merger”), to be filed with the Secretary of State of the State of Nevada, concurrently with or as soon as practicable following the Closing. The Reverse Merger shall become effective at the time specified in the filed Articles of Reverse Merger (the “Effective Time”). The Company shall be the surviving entity (sometimes referred to as the “Interim Surviving Entity”) in the Reverse Merger and shall succeed to and assume all the rights, title, obligations and liabilities of Merger Co. in accordance with the NRS. As part of an integrated plan and in accordance with the DLLCA and the NRS, the Company shall be merged with and into Acquisition Co., pursuant to the certificate of merger, substantially in the form of Exhibit F-1 (the “Delaware Certificate of Forward Merger”), to be filed with the Secretary of State of the State of Delaware and pursuant to the articles of merger, substantially in the form of Exhibit F-2 (the “Nevada Articles of Forward Merger,” and together with the Delaware Certificate of Forward Merger, the “Articles of Forward Merger”), to be filed with the Secretary of State of the State of Nevada, as soon as practicable following the Reverse Merger. The Forward Merger shall become effective at the time specified in the filed Articles of Forward Merger. Acquisition Co. shall be the surviving entity (sometimes referred to as the “Surviving Entity”) in the Forward Merger and shall succeed to and assume all the rights, title, obligations and liabilities of the Company in accordance with the DLLCA and the NRS.

Section 1.2 Closing.

(a) The closing of the Reverse Merger (the “Closing”) will take place at the offices of Jones Day at 1755 Embarcadero Road, Palo Alto, California, concurrently with the execution of this Agreement or at such other time and place as the Parties agree in writing (the “Closing Date”).

(b) At the Closing, the Company shall deliver to Parent the following agreements and instruments (each of which shall be in full force and effect) and other documents:

(1) the Restricted Stock and Joinder Agreements, executed by each stockholder of the Company;

(2) the Option Consents, executed by each optionholder of the Company;

(3) the Warrant Cancellation Agreements, executed by each of the Cash-Out Warrantholders;

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(4) the U.S. Founder Employment Agreements, executed by each U.S. Founder;

(5) the Spanish Founder Employment Agreement, executed by the Spanish Founder;

(6) the Spanish Employment Agreements, executed by each of the Spanish Service Providers set forth on Schedule 1.2(b)(6);

(7) the Non-competition Agreements, executed by each U.S. Founder and the Spanish Founder;

(8) an offer letter with Parent, executed by each of the Other Service Providers to the Company set forth on Schedule 1.2(b)(8);

(9) a certificate, dated as of the Closing Date, of the president and chief executive officer of the Company, certifying that attached are true and correct copies of its Charter, bylaws, board of directors actions and stockholders’ actions in connection with the Transactions;

(10) a long-form good standing certificate for the Company issued by the relevant Governmental Authority within five days of the Closing Date;

(11) confirmation of the good standings described in Section 1.2(b)(10) as of the Closing Date;

(12) a certificate of the president and chief executive officer of the Company setting forth or accompanying the following information and certifying that the information is accurate and complete:

(A) the Company Transaction Expenses as of immediately prior to the Closing;

(B) the Company Indebtedness as of immediately prior to the Closing; and

(C) a spreadsheet (the “Spreadsheet”) in a form reasonably acceptable to Parent setting forth as of the Closing Date the following information relating to each of the Company Securityholders and the securities of the Company held by that Company Securityholder: (1) the name, address and, to the extent required by Law in connection with the Transactions, taxpayer identification number of the holder; (2) the type of security of the Company as to which the information described in the following clauses (3) to (15) is being provided; (3) the number of shares of Company Common Stock held by, or subject to the Company Warrants or Company Options held by, the holder and, in the case of outstanding Company Common Stock, the respective certificate numbers; (4) the exercise price per share in

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effect as of the Closing Date for each Company Option and Company Warrant; (5) the tax status under Section 422 of the Code of each Company Option; (6) under the column heading “Cash Consideration at Closing,” the aggregate amount of cash payable to the holder in respect of the cancellation of such holder’s Company Common Stock or Company Warrants pursuant to Section 1.4 or Section 1.7; (7) under the column heading “Stock Consideration at Closing,” the aggregate number of shares of Parent Common Stock issuable to the holder in respect of the cancellation of the holder’s Company Common Stock or Company Warrants pursuant to Section 1.4 or Section 1.7 and clause (B) of the definition of Merger Consideration; (8) under the column heading “Converted Options” the aggregate number of shares of Parent Common Stock that will be subject to the Converted Options to be granted to such Company Securityholder as determined pursuant to Section 1.6; (9) under the column heading “Indemnification Holdback Contribution,” the number of shares of Parent Common Stock comprising the Indemnification Holdback Shares that are attributable to the holder; (10) the Holdback Percentage attributable to the holder; (11) under the column heading “Working Capital Holdback Contribution,” the amount of the Working Capital Holdback attributable to such holder; (12) under the column heading “Working Capital Share Reduction,” the amount of any reduction in the number of shares of Parent Company Stock payable to such holder to reflect the difference between the Target Working Capital and the Estimated Closing Date Working Capital, if any; (13) the amount of the Tax withholdings attributable to each holder of Company Common Stock and Company Warrants; (14) with respect to Company Options, the grant date, the vesting start date, vesting schedule and the extent to which the vesting of such Company Option would be accelerated by the consummation of the Merger and the Transactions or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger (in the absence of any applicable waiver by any holder thereof); and (15) with respect to Company Options, confirmation that the holder of the Company Options is, as of immediately prior to the Closing, an employee of the Company and has entered into an offer letter with Parent, the Interim Surviving Entity, the Surviving Entity or any Subsidiary or Affiliate of Parent (such new offer letter, the “New Service Agreement”).

(13) payoff letters from all holders of Company Indebtedness, in commercially reasonable form, specifying the amount necessary to be paid to discharge all obligations of the Company as of the Closing Date (including the principal amount, any prepayment premiums or fees or termination fees, any accrued interest and any expense reimbursement or other amounts due) under any Contracts between the Company and the holders of Company Indebtedness, as supplemented and amended, and providing for the release of all Encumbrances associated with the Company Indebtedness, the authorization of the Company to file termination statements with respect to the Encumbrances and the termination of all other obligations associated therewith upon the payment of such outstanding amounts;

(14) an opinion, dated as of the Closing, of Morgan, Lewis & Bockius LLP, counsel for the Company, in substantially the form of Exhibit G attached to this Agreement;

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(15) a true, correct and complete copy of resolutions adopted by the Company’s board of directors terminating the Company Stock Plan and authorizing any other actions requested by Parent with respect to any Employee Benefit Plans;

(16) evidence reasonably satisfactory to Parent that the Company has terminated or amended the Contracts listed in Schedule 1.2(b)(16), in accordance therewith;

(17) evidence reasonably satisfactory to Parent that the Company has received consent from the applicable counterparty or delivered notice with respect to the Contracts set forth in Schedule 1.2(b)(17);

(18) a certificate, in a form reasonably acceptable to Parent, to the effect that shares of Company Common Stock are not “U.S. real property interests” within the meaning of Section 897 of the Code, and a notice to the IRS, in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2), dated as of the Closing Date and executed by the Company, together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company after the Closing;

(19) a certificate of the president and chief executive officer of the Company, in a form reasonably acceptable to Parent, certifying that (A) there has been no Material Adverse Effect on the Company and (B) there has been no material breach of the representations, warranties or covenants of this Agreement;

(20) evidence reasonably satisfactory to Parent of the termination of all Tax sharing, allocation, indemnity or similar agreements with respect to or involving the Company as of the Closing Date and termination of any further liability thereunder, if any;

(21) a copy on compact disc or DVD of all documents uploaded in the Data Room in electronic format acceptable to Parent and organized according to the hierarchy in which the Data Room was maintained;

(22) letters of resignation, in a form acceptable to Parent, effective immediately prior to the Effective Time, duly executed by each of the directors and officers of the Company;

(23) Stockholders’ Written Consents from stockholders of the Company holding shares of Company Common Stock representing at least seventy five percent (75%) of the outstanding shares of Company Common Stock;

(24) a copy of the Articles of Reverse Merger executed by the Company; and

(25) evidence that the Invesco Financing Documents have been amended to the satisfaction of Parent to provide for the conversion of the outstanding principal and unpaid accrued interest thereon and $899,184.64 of the Invesco Financing Fee into Company Common Stock immediately prior to the Closing and that such conversion into Company Common Stock has been effected.

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(c) At the Closing, Parent shall deliver to Invesco Capital AG the Invesco Financing Fee Amount.

Section 1.3 Effects of the Merger.

(a) At the Effective Time, the effect of the Reverse Merger shall be as provided in this Agreement, the Articles of Reverse Merger and the applicable provisions of the NRS, including Section 250 of Chapter 92A of the NRS.

(b) At the Effective Time, the articles of incorporation of the Interim Surviving Entity shall be amended and restated in its entirety to read as the articles of incorporation of Merger Co. in effect immediately prior to the Effective Time, except that the name of the corporation set forth in the first article thereof shall be “Five9 Nevada Inc.,” and, as so amended, shall be the articles of incorporation of the Interim Surviving Entity until thereafter amended as permitted by the NRS and the articles of incorporation. The bylaws of Merger Co., as in effect immediately prior to the Effective Time, shall be amended so that all references therein to Merger Co. shall be references to the Interim Surviving Entity and, as so amended, shall be the bylaws of the Interim Surviving Entity until thereafter amended as provided therein or by the articles of incorporation or applicable Law.

(c) At the effective time of the Forward Merger, the effect of the Forward Merger shall be as provided in this Agreement, the Delaware Certificate of Forward Merger, the Nevada Articles of Forward Merger and the applicable provisions of the DLLCA and NRS, including Section 250 of Chapter 92A of the NRS.

(d) At the effective time of the Forward Merger, the operating agreement of the Surviving Entity shall be the operating agreement of the Acquisition Co. as is in effect immediately before the effective time of the Forward Merger, until thereafter amended in accordance with the DLLCA and such operating agreement, except that the operating agreement of the Acquisition Co. shall be amended to provide that the name of the Surviving Entity be changed to a name designated by Parent.

Section 1.4 Effects on Capital Stock. As of the Effective Time, by virtue of the Reverse Merger and without any action on the part of Merger Co., Parent or the Company, the following shall occur:

(a) Each share of Company Common Stock that is owned by Parent, Merger Co. or the Company shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

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(b) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 1.4(a) and Dissenting Shares) shall be converted into the right to receive the Merger Consideration, as specified and allocated in this Section 1.4(b) and the Spreadsheet, without interest, subject to the obligation of the holder of such share of Company Common Stock to return to the applicable Indemnified Persons the amounts to the extent the holder has, at any time and from time to time, any unsatisfied payment obligations pursuant to this Agreement to the Indemnified Persons pursuant to Article 4 . All shares of Company Common Stock shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Common Stock (the “Certificates”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as allocated in this Section 1.4(b) and the Spreadsheet upon surrender of such Certificate in accordance with Section 1.5 or, with respect to Dissenting Shares, the right to demand payment for shares in accordance with the NRS.

(1) “Merger Consideration” means (A) an amount in cash equal to the quotient of (1) the amount, if any, set forth in the Spreadsheet in the row identifying the Company Securityholder holding the share under the column “Cash Consideration at Closing” divided by (2) the number of shares of Company Common Stock held by the holder thereof immediately prior to the Effective Time, (B) a number of shares of Parent Common Stock equal to the quotient of (1) the amount, if any, set forth in the Spreadsheet, in the row identifying the Company Securityholder holding the share of Company Common Stock, under the column “Stock Consideration at Closing” divided by (2) the number of shares of Company Common Stock held by the holder thereof immediately prior to the Effective Time, (C) subject to and in accordance with Section 1.9(d), an amount in cash equal to the quotient of (1) any amount that becomes payable by Parent to the former Company Securityholder who held the share of Company Common Stock as of immediately before the Effective Time divided by (2) the number of shares of Company Common Stock held by the holder as of immediately before the Effective Time, and (D) subject to and in accordance with Section 4.5, the number of shares of Parent Common Stock equal to the quotient of (1) the number of shares of Parent Common Stock, if any, distributable by Parent to the former Company Securityholder who held the share of Company Common Stock as of immediately before the Effective Time divided by (2) the number of shares of Company Common Stock held by the holder as of immediately before the Effective Time (the consideration described in clauses (B) and (D) being the “Equity Consideration”).

(c) At the Closing, Parent shall issue 1,212,575 shares of Parent Common Stock in the names of the holders of Company Common Stock and Company Warrants, as specified on the Spreadsheet, comprising the aggregate of the number of shares set forth under the column “Indemnification Holdback Contribution” in the Spreadsheet (such shares that are held by Parent at any time and not released to Parent or distributed in accordance with Article 4, the “Indemnification Holdback Shares”). Parent will hold such shares back until they are distributed to the holders of Company Common Stock and Company Warrants under Section 4.5 or released to Parent under Section 4.5 to satisfy Liability Claims. At the Closing, Parent shall hold back the Working Capital Holdback Amount, and the Working Capital Holdback Amount shall be distributed according to Section 1.9.

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(d) If there is a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to shares of Parent Common Stock occurring after the date hereof and before the distribution of any Equity Consideration, all references in this Agreement to specified numbers of shares of Parent Common Stock, and all calculations that are based upon numbers of those shares (or fair value thereof) affected thereby, shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(e) Of the Equity Consideration issued to the Founders, 20% shall be subject to Parent’s repurchase option set forth in the Restricted Stock and Joinder Agreement applicable to such holder.

Section 1.5 Exchange of Certificates.

(a) Payment Procedures; Working Capital and Indemnification Holdback Contributions. The Company will mail to each holder of record of a Certificate (1) a letter of transmittal substantially in the form of Exhibit H (the “Letter of Transmittal”) and (2) instructions for use in surrendering Certificates to Parent in exchange for consideration as specified and allocated in Section 1.4. Upon submission to Parent of a Certificate for cancellation, with a duly executed Letter of Transmittal and any required Form W-9 or Form W-8 and such other documents as may reasonably be required by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor, subject to the next sentence, the Merger Consideration into which the shares formerly represented by such Certificate shall have been converted in accordance with Section 1.4, as set forth on the Spreadsheet, and the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.5(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a portion of the Merger Consideration as contemplated by this Article 1. If any transfer of ownership of shares of Company Common Stock has not been registered in the Company’s transfer records, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or is otherwise in proper form reasonably acceptable to Parent for transfer, and the Person requesting such transfer or payment shall pay any transfer or other Tax required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or will accrue on the cash payable or shares of Parent Common Stock issuable to holders of Certificates in accordance with this Article 1.

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(b) No Further Ownership Rights in Company Common Stock. All cash and shares of Parent Common Stock paid or issued upon the surrender of Certificates in accordance with the terms of this Article 1, together with the right to receive any portion of the Working Capital Holdback Contribution and Indemnification Holdback Contribution hereunder, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates, the stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Interim Surviving Entity or the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Interim Surviving Entity or the Surviving Entity for any reason, they shall be canceled and exchanged for payment as provided in this Article 1, except as otherwise provided by Law.

(c) No Liability. None of Parent, the Interim Surviving Entity or the Surviving Entity shall be liable to any Person with respect to any cash or shares of Parent Common Stock delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any amounts payable in accordance with this Article 1 would otherwise escheat to or become the property of any Governmental Authority, any such amounts, to the extent permitted by applicable Law, immediately prior to the date on which such amounts would otherwise escheat or become the property of any Governmental Authority, shall become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to provide an appropriate affidavit and executed indemnification agreement as indemnity against any claim that may be made against Parent, the Interim Surviving Entity, the Surviving Entity or any Affiliate of any of them with respect to such Certificate.

Section 1.6 Options.

(a) Prior to the Effective Time, the Company shall take all actions reasonably necessary or appropriate to provide that each outstanding option to purchase shares of Company Common Stock (each, a “Company Option”) shall be cancelled as of the Effective Time and each holder of Company Options shall cease to have any rights with respect thereto, except as set forth in this Agreement.

(b) Prior to the Effective Time, the Company shall take all actions it reasonably determines necessary to provide that each Company Option, whether vested or unvested immediately prior to the Effective Time, that is held by an individual who remains an employee of or consultant to the Company as of immediately prior to the Effective Time

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and who becomes an employee of or consultant to Parent, the Interim Surviving Entity, the Surviving Entity or any Subsidiary or Affiliate of Parent immediately after the Effective Time (each, a “Continuing Employee”) and that has an exercise price per share that is less than the Total Per Share Company Value (such Company Option, an “Eligible Option”) shall, by virtue of the Reverse Merger, be converted into the right to be granted a stock option by Parent under the Parent’s Amended and Restated 2004 Equity Incentive Plan (the “Parent Plan”) (such grant to occur following the Effective Time but in no event later than October 31, 2013) that represents the right to acquire a number of shares of Parent Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Eligible Option as of immediately prior to the Closing, multiplied by (ii) the Option Conversion Ratio, with any fractional share resulting from such formula rounded down to the nearest whole share (each, a “Converted Option”). Each Converted Option shall be fully vested, shall be subject to the Exercise Restriction and shall otherwise be evidenced by a standard form of Parent stock option agreement under the Parent Plan. The per share exercise price of each Converted Option shall be equal to (A) the per share exercise price of the Eligible Option as of immediately prior to the Closing, divided by (B) the Option Conversion Ratio, rounded up to the nearest whole cent. As used in this Agreement, “Option Conversion Ratio” means a fraction, the numerator of which shall be the Total Per Share Company Value, and the denominator of which shall be equal to the greater of (x) the Parent Stock Per Share Valuation and (y) the October Per Share Value. For the avoidance of doubt, if the exercise price payable in respect of a share of Company Common Stock under a Company Option exceeds the Total Per Share Company Value, such Option shall be cancelled for no consideration at the Effective Time and the Optionholder shall have no further rights with respect thereto. “October Per Share Value” means the fair market value of a share of Parent Common Stock, as determined by Parent’s board of directors not later than October 31, 2013, in a manner reasonably designed to comply with the requirements of Treasury Regulations Section 1.409A-1(b)(5) based on the third party valuation report prepared by Duff and Phelps on or about October 15, 2013. “Total Per Share Company Value” means the Total Per Share Company Value set forth in the Spreadsheet.

(c) ***.

(d) Prior to the Effective Time, the Company shall take all actions it reasonably determines necessary to provide that each Company Option that is not an Eligible Option shall be cancelled at the Effective Time for no consideration.

(e) Following the Effective Time, former holders of Company Options shall not have any right to acquire any equity securities of Parent, the Interim Surviving Entity or the Surviving Entity as a result of such Company Options, other than pursuant to the Converted Options and the Additional Options. Without limiting the foregoing, the Company shall take all actions it reasonably determines necessary to ensure that the Company will not at the Effective Time be bound by any options, stock appreciation rights, restricted stock units, warrants or other rights or agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Interim Surviving Entity or the Surviving Entity or to receive any payment in respect thereof.

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(f) On or prior to the Effective Time, Parent shall take all actions necessary to ensure that Parent shall be able to grant the Converted Options and the Additional Options in accordance with the terms set forth in this Section 1.6, and reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Converted Options and Additional Options.

Section 1.7 Warrants.

(a) Treatment of Warrants. Each outstanding warrant to purchase shares of Company Common Stock (including all Cash-Out Warrants) (each, a “Company Warrant”) shall terminate as of immediately before the Effective Time, and, from the Effective Time, no holder of any Company Warrants shall have any right to acquire any equity securities of Parent, the Interim Surviving Entity or the Surviving Entity as a result of such holder’s Company Warrants (irrespective of the terms of such Company Warrant). At the Effective Time,

(1) each Company Warrant held by a Cash-Out Warrantholder shall be cancelled in consideration of payment to the holder of such Cash-Out Warrant of an amount in cash equal to the amount set forth in the Spreadsheet in the row identifying the holder of the Cash-Out Warrant under the column “Cash Consideration at Closing”, subject in each case to applicable Tax withholdings as provided in Section 1.11, if any; and

(2) each other Company Warrant shall be exercised or exchanged for shares of Company Common Stock in the amounts set forth in the Spreadsheet as of immediately prior to the Effective Time and shall not be entitled to any additional payment or consideration.

(b) Payment. Parent shall, or shall cause the Interim Surviving Entity or the Surviving Entity to, pay to the holder of each Company Warrant the consideration, if any, for the Company Warrant pursuant to Section 1.7(a)(1) and (2) within three Business Days after the Closing Date.

Section 1.8 No Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of Parent Common Stock will be issued in connection with the Merger, and in lieu thereof, each holder of Company Common Stock shall receive from Parent an amount of cash equal to the product (rounded upwards or downwards to the nearest whole cent, with 0.5 of a cent rounded up) of such fraction of a share such holder would otherwise receive multiplied by the Parent Stock Per Share Valuation, subject to subject to applicable holdbacks, deductions and adjustments.

Section 1.9 Working Capital Adjustment.

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(a) At least one Business Day before the Closing, the Company has delivered to Parent (x) a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, setting forth the Company’s good faith best estimate of the Working Capital, including the components thereof, including but not limited to any amount to be paid by Parent at the Closing in cash to the Company for Working Capital purposes as reflected in the Spreadsheet, as of immediately before the Closing (the “Estimated Closing Date Working Capital”) and (y) the work papers used to prepare such estimate. The Merger Consideration shall be adjusted to reflect any difference between the Estimated Closing Date Working Capital and the Target Working Capital, as set forth on the Spreadsheet, subject to any further adjustment pursuant to Section 1.9(d).

(b) Within 90 calendar days after the Closing Date, Parent may, at its option, prepare and deliver to the Representative (1) an unaudited balance sheet of the Company as of immediately before the Closing (the “Closing Balance Sheet”) and (2) a statement setting forth the calculation of the Working Capital as of immediately after the Closing (after giving effect to any payment by the Company on or prior to Closing of any portion of Company Indebtedness and Company Transaction Expenses), including the components thereof, as calculated from the Closing Balance Sheet (the “Closing Date Working Capital”). The Closing Balance Sheet will be prepared in accordance with GAAP using the same method and methodologies that were used in the preparation of the Company’s financial statements as of and for the year ended December 31, 2012 and Schedule 1.9(a) and will fairly present the financial position of the Company as of the Closing Date immediately before the Effective Time. Notwithstanding the foregoing, the Closing Balance Sheet need not account for the current portion of long-term debt that will be paid at the Closing or fixed assets in accordance with GAAP. Following the delivery of the Closing Balance Sheet and the statement of the Closing Date Working Capital, if any, Parent will provide the Representative and the Representative’s representatives reasonable access to the books and records and employees of the Surviving Entity to the extent necessary to determine the accuracy of the Closing Balance Sheet and the statement of Closing Date Working Capital and will cause the employees of the Surviving Entity and Parent to reasonably cooperate with the Representative and the Representative’s representatives in connection with their determination of the accuracy of the Closing Balance Sheet and the statement of Closing Date Working Capital.

(c) If Parent delivers a Closing Balance Sheet and a statement of Closing Date Working Capital pursuant to Section 1.9(b), the Representative will notify Parent in writing of any objections to the Closing Date Working Capital or Closing Balance Sheet within 30 calendar days after the Representative receives the Closing Date Working Capital and the Closing Balance Sheet. If the Representative does not notify Parent of any such objections by the end of that 30-day period, then the Closing Date Working Capital and the Closing Balance Sheet will each be considered final at the end of the last day of that 30-day period. If the Representative does notify Parent of any such objections by the end of that 30-day period and the Representative and Parent are unable to resolve their differences within 30 calendar days after the Representative gives Parent notice of the Representative’s objection,

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then the Representative and Parent will instruct their respective accountants to use commercially reasonable efforts to resolve such disputed items to their mutual satisfaction and to deliver a final Closing Date Working Capital and Closing Balance Sheet to the Representative and Parent as soon as possible. If the Representative’s accountants and Parent’s accountants are unable to resolve any such disputed items within 30 calendar days after receiving such instructions, then the remaining disputed items and the value attributable to them by each of the Representative and Parent will be submitted to a nationally recognized accounting firm mutually agreed by Parent and the Representative (the “Working Capital Arbiter”) for resolution, and the Working Capital Arbiter will be instructed to determine the final Closing Date Working Capital and Closing Balance Sheet and to deliver its determination to the Representative and Parent as soon as possible. The Working Capital Arbiter will consider only those items and amounts in the Representative’s and Parent’s respective calculations of the Closing Date Working Capital that are identified as being items and amounts to which the Representative and Parent have been unable to agree. In resolving any disputed item, the Working Capital Arbiter may not assign a value to any item greater than the greatest value for such item claimed by the Representative or Parent or less than the smallest value for such item claimed by either of them. The Working Capital Arbiter’s determination of the Closing Date Working Capital will be based solely on written materials submitted by the Representative and Parent (i.e., not on independent review) and on the definition of Working Capital included herein. The determination of the Working Capital Arbiter will be final, conclusive and binding upon the Parties. Parent, the Representative and the Company Securityholders each will not have any right to, and will not, institute any Action challenging such determination or with respect to the matters that are the subject of this Section 1.9, except that the foregoing will not preclude an Action to enforce such determination. If the Working Capital Arbiter’s determination of Closing Date Working Capital is closer to the value initially asserted by Parent to the Working Capital Arbiter, then an amount equal to the costs of the Working Capital Arbiter shall be released from the Working Capital Holdback to Parent. If the Working Capital Arbiter’s determination of Closing Date Working Capital is closer to the value initially asserted by the Representative to the Working Capital Arbiter, then Parent will pay the costs of the Working Capital Arbiter. Each of Parent and the Representative will cooperate with and assist the Working Capital Arbiter to determine the final Closing Date Working Capital and Closing Balance Sheet, including by making available and granting reasonable access to records and employees.

(d) Within five Business Days of the final determination of the Closing Date Working Capital in accordance with this Section 1.9,

(1) if the Estimated Closing Date Working Capital is greater than the Closing Date Working Capital, (x) Parent will retain such difference from the Working Capital Holdback Amount and cause an amount of cash equal to the excess, if any, of the Working Capital Holdback Amount over such difference to be promptly distributed to the former Company Securityholders pro rata according to their respective Holdback Percentages and (y) Parent will release to itself and cancel Indemnification Holdback Shares valued at the Parent Stock Per Share Valuation in an amount equal to any positive difference of (1) the amount by which the Estimated Closing Date Working Capital exceeds the Closing Date Working Capital minus (2) the remaining Working Capital Holdback Amount;

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(2) if the Closing Date Working Capital is greater than the Estimated Closing Date Working Capital, Parent will cause an amount of cash equal to the sum of (x) that difference plus (y) the remaining Working Capital Holdback Amount to be promptly distributed to the former Company Securityholders pro rata according to their respective Holdback Percentages; and

(3) If the Estimated Closing Date Working Capital is equal to the Closing Date Working Capital or if Parent does not deliver to Representative a statement of Closing Date Working Capital within the time period set forth in Section 1.9(b), Parent will cause an amount of cash equal to the remaining Working Capital Holdback Amount to be promptly distributed to the former Company Securityholders pro rata according to their respective Holdback Percentages.

Following the completion of the payments provided for in clauses (1), (2) or (3) of this Section 1.9(d), the Company Securityholders will have no further rights to any amount of the Working Capital Holdback Amount.

Section 1.10 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by the NRS , shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly complied with the requirements to demand payment for their shares in accordance with the NRS (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under the NRS. Such stockholders instead shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the NRS. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters’ rights, each share of Company Common Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration specified and allocated in Section 1.4.

(b) The Company shall give Parent (1) prompt notice of any demands for payment and assertions of dissenters’ rights received by the Company, withdrawals of such demands and any other instruments served in connection with such demands and received by the Company or its representatives and (2) the opportunity to direct all negotiations and proceedings with respect to such demands consistent with the Company’s obligations thereunder. The Company shall not, except with the prior written consent of Parent, (x) voluntarily make any payment, admission or statement against interest with respect to any such objection, (y) offer to settle or settle any such objection or (z) waive any failure by a former Company stockholder to timely deliver a written objection or to perform any other act perfecting dissenters’ rights in accordance with the NRS.

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Section 1.11 Tax Withholding. Parent, the Interim Surviving Entity and the Surviving Entity shall be entitled to deduct and withhold from amounts otherwise payable in accordance with this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Tax Authority by Parent, the Interim Surviving Entity or the Surviving Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by the Parent, the Interim Surviving Entity or the Surviving Entity.

Section 1.12 Tax Treatment of the Merger.

(a) Parent, the Company, Acquisition Co. and Merger Co. intend that the Merger be treated for federal income tax purposes as a “reorganization” under Section 368(a) of the Code (to which each of Parent and the Company are to be Parties under Section 368(b) of the Code), and Parent agrees that it will use its reasonable best efforts to cause the Forward Merger to occur as part of an integrated plan as soon as practicable following the consummation of the Reverse Merger. Each Party agrees to provide promptly to the other Parties such information and reporting documentation as may be necessary, proper or advisable to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) Parent, the Company and Merger Co. hereby adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(c) Each of the Parties shall, and shall cause its Affiliates to, report the Merger for all Tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code unless otherwise required by applicable Law.

Section 1.13 Taking of Necessary Further Actions. Each of Parent, the Company and the Representative will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Interim Surviving Entity and the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company immediately prior to the Effective Time are and will remain fully authorized in the name of the Company or otherwise to take, and shall take, upon request by Parent, all such lawful and necessary action.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the Disclosure Schedule (which disclosures shall identify the Section or Subsection of this Article 2 to which they apply but shall also qualify such other Sections or Subsections of this Agreement to the extent that it is reasonably apparent (with or without a specific cross-reference) on its face from a reading of the disclosure items that such disclosure is applicable to such other Section or Subsection), the Company represents and warrants to Parent, Merger Co. and Acquisition Co. as of the date hereof as follows:

Section 2.1 Organization and Powers. The Company (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in every jurisdiction where such qualification is required. The Company is not in violation of any of the provisions of its organizational documents, and no changes thereto are pending. Section 2.1 of the Disclosure Schedule lists (x) the officers and directors of the Company, (y) the jurisdictions in which the Company are qualified to do business and (z) the jurisdictions in which the Company has facilities, employs employees or conducts business. The Company has Made Available a true and correct copy of its certificate of incorporation, as amended to date (the “Charter”) and bylaws, as amended to date, each in full force and effect on the date hereof (collectively, the “Charter Documents”), to Parent. The Board of Directors of the Company has not approved or proposed any amendment to any of the Charter Documents.

Section 2.2 Capitalization; Subsidiaries.

(a) The authorized capital stock of the Company consists of (i) 55,000,000 shares of Common Stock, of which 41,852,885 shares are issued and outstanding prior to the issuance of shares immediately prior to the Effective Time, 8,972,503 shares are to be issued immediately prior to the Effective Time as new stock grants, in satisfaction of obligations under outstanding Company Warrants and upon conversion of outstanding debt, and 709,646 shares are issuable upon exercise of outstanding Company Options, and (ii) 50,000,000 shares of preferred stock of the Company, of which none are outstanding. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. There are no other issued and outstanding shares of Company Common Stock. The Spreadsheet sets forth, as of the date hereof, a true, correct and complete list of all of the Company Securityholders, their address (as reported to the Company by the Company Securityholder) and the number of shares of Company Common Stock, Company Options, Company Warrants or other rights to acquire Company Common Stock owned by each of them (including (1) all holders of outstanding Company Options, whether or not granted under the Company Stock Plan and (2) all holders of outstanding Company Warrants). With respect to Company Options, the Spreadsheet further indicates whether, as of the date hereof, the holder is or was an employee of the Company, the name of the plan under which the Company

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Options were granted, the number of shares of Company Common Stock issuable upon the exercise of each such Company Option, the date of grant, the exercise price per share, whether such Company Option qualifies as an incentive stock option, the vesting schedule and expiration date thereof, including the extent to which any vesting has occurred as of the date hereof and the extent to which the vesting of such Company Option would be accelerated by the consummation of the Merger and the Transactions or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger (in the absence of any applicable waiver by any holder thereof), and any additional exercise, conversion or exchange rights relating thereto. With respect to Company Warrants, the Spreadsheet further indicates, as of the date hereof, the number of shares of Company Common Stock issuable upon the exercise of each such Company Warrant, the date of grant, the exercise price per share, the expiration date thereof, any conditions on exercise, including the extent to which the consummation of the Merger and the Transactions would alter any of the holder’s rights pursuant to the Company Warrant, and any additional exercise, conversion or exchange rights relating thereto. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrance created by Law, the Charter Documents or any Contract to which the Company is a party or by which it is bound or of which it has knowledge.

(b) The terms of the Company Stock Plan and the applicable agreements for each Company Option permit the cancellation and, if applicable, cashing out and termination of Company Options as provided in this Agreement, without the consent or approval of the holders of such securities, the stockholders or otherwise and without any acceleration of the exercise schedules or vesting provisions in effect for such Company Options. True and complete copies of Company Options and all other agreements and instruments relating to or issued under the Company Stock Plan have been Made Available, including any amendments, modifications or supplements thereto, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms thereof Made Available.

(c) Except for the Company Options set forth on the Spreadsheet, and outstanding Company Warrants as of immediately prior to the Effective Time, there are no Contracts to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any Company Common Stock, Company Options or Company Warrants or obligating the Company to grant, extend, accelerate the vesting and/or waive any repurchase rights of, change the price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no Contracts relating to the purchase or sale of any Company Common Stock (1) between or among the Company and any of its stockholders or (2) between or among any of the Company’s stockholders. All Company Options, Company Warrants and outstanding Company Common Stock were issued in compliance with all applicable securities Laws, and all shares of Company Common Stock repurchased by the Company were repurchased in compliance with all applicable securities Laws and all applicable rights of first refusal and other similar rights and limitations.

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(d) There are no stockholder agreements, voting trusts or other agreements or understandings relating to the voting of any shares of Company Common Stock, and there are no agreements between the Company and any security holder or others, or among any holders of Company Common Stock, relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Common Stock. As a result of the Reverse Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Common Stock and all rights to acquire or receive any shares of Company Common Stock, whether or not such shares of Company Common Stock are outstanding.

(e) Except for the Company’s Hold Free Networks 2013 Equity Incentive Plan (the “Company Stock Plan”), the Company has never adopted or maintained any stock option plan, program or arrangement, or other plan, program or arrangement providing for equity compensation. To the extent required under applicable Law, the Company’s stockholders have properly approved and the Company has properly reserved for issuance the shares of Company Common Stock issuable under the Company Stock Plan. There are no outstanding or authorized restricted stock bonus, restricted stock purchase, restricted stock unit, stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

(f) No bonds, debentures, notes or other Company Indebtedness (1) having the right to vote on any matters on which Company Securityholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (2) the value of which is in any way based upon or derived from capital or voting stock of the Company, are issued or outstanding.

(g) The Company has no Subsidiaries.

Section 2.3 Authority; Noncontravention.

(a) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Transactions by the Company have been duly authorized by all requisite corporate or comparable organizational action on the part of the Company and no further action is required on the part of the Company to authorize or adopt this Agreement or the Related Agreements to which it is a party, other than the approval of this Agreement by the Company’s stockholders, which will be obtained on the date hereof. The Company’s board of directors, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote (with no abstentions) at a meeting duly called and held or by unanimous written consent, has (a) approved this

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Agreement, the Related Agreements, the Merger and the other Transactions, (b) determined that this Agreement and the terms and conditions of the Merger and the Transactions are advisable and in the best interests of the Company and its stockholders, and (c) recommended that all of the stockholders of the Company approve this Agreement. The affirmative vote or action by written consent of holders of a majority of the Company Common Stock are the only votes (or consents) required of the Company’s stockholders to approve this Agreement under the NRS, the Charter Documents or any Contract to which the Company is a party (the “Required Vote”). This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other Parties, represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally and (2) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Company has notified or will notify the holders of Company Common Stock of the transactions contemplated hereby as and to the extent required by the terms and conditions of the Charter Documents, the NRS and as contemplated herein. The information prepared by the Company and furnished on or in any document mailed, delivered or otherwise furnished to the Company’s stockholders in connection with the solicitation of their consent to, and approval of, this Agreement did not contain, and will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made not misleading.

(c) The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the Transactions by the Company do not and will not (1) conflict with, result in or constitute any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, any provision of the organizational documents of the Company, (2) result in the creation of an Encumbrance on any properties or assets of the Company, (3) conflict with, result in or constitute a violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under, or require consent, approval or waiver from any Person in accordance with any Contract, Permit or Law applicable to the Company or any of their respective properties or assets, (4) cause the Company, the Interim Surviving Entity, the Surviving Entity, Parent, Merger Co. or Acquisition Co. to become subject to, or become liable for the payment of, Tax or (5) otherwise have an adverse effect upon the ability of the Company to consummate the Transactions.

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(d) No Permit or Order of, or registration or filing with or declaration or notification to, any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the Related Agreements to which it is a party or the consummation of the Transactions, except for the filing of the Articles of Reverse Merger and Articles of Forward Merger.

Section 2.4 Financial Statements. Section 2.4 of the Disclosure Schedule sets forth the Company’s balance sheets as of and statement of operations and statement of cash flows for the year ended December 31, 2012 and its unaudited balance sheet as of and statement of operations and statement of cash flow for the eight-month period ended August 31, 2013 (collectively, the “Financial Statements”). The Financial Statements are true and correct, and present fairly the financial condition and results of operations of the Company as of the dates and for the periods indicated therein (subject, in the case of interim period financial statements, to normally recurring year-end adjustments, none of which individually or in the aggregate are material). There has been no change in the Company’s accounting policies since December 31, 2012 (the “Company Balance Sheet Date”), except as described in the Financial Statements. The aggregate amount of Company Indebtedness, and the holders of such Indebtedness, on the date hereof is set forth in Section 2.4 of the Disclosure Schedule. All Company Indebtedness may be prepaid without penalty. The Company is not a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose Person on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”)). All reserves that are set forth in or reflected in the Interim Balance Sheet are adequate. None of the Company or its officers, nor the Company’s accounting advisor has identified or been made aware of any complaint, allegation, deficiency, assertion or claim, whether written or oral, regarding the standards for the Financial Statements, as set forth above, that has not been resolved. To the knowledge of the Company, there have been no instances of fraud by any officer or employee of the Company that occurred during any period covered by the Financial Statements.

Section 2.5 Absence of Certain Changes; Undisclosed Liabilities.

(a) Since the Company Balance Sheet Date, the Company has conducted its business, including the incurring and payment of expenses, only in the ordinary course of business and there has not occurred any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events or conditions, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on the Company. Since the Company Balance Sheet Date, the Company has not paid any Transaction Expenses or incurred or paid any other extraordinary expenses.

(b) The Company has no Liabilities (whether or not required to be reflected in the Financial Statements in accordance with GAAP), except for those (1) reflected in,

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reserved against or shown on the balance sheet included in the Financial Statements as of August 31, 2013 (the “Interim Balance Sheet”), (2) that have arisen or were incurred after the date of the Interim Balance Sheet (the “Interim Balance Sheet Date”) in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law) and are reflected in the calculation of the Estimated Closing Date Working Capital and (3) are included in Company Indebtedness.

Section 2.6 Absence of Litigation. There is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its assets, properties or officers or directors in their capacities as such. There is no Order against the Company or any of its assets or properties, or any of the Company’s directors or officers in their respective capacities as such and, to the knowledge of the Company, there is no Basis therefor. There is no Action pending or, to the knowledge of the Company, threatened, against any Person who has a contractual right or a right pursuant to the Charter, NRS or other applicable Law to indemnification from the Company related to any Basis existing prior to the Effective Time, nor is there, to the knowledge of the Company, any Basis that would give rise to such Action. There is no Action pending or, to the knowledge of the Company, threatened, based on a claim of breach of fiduciary duty by the Company’s directors or officers arising out of actions taken by the Company’s directors or officers prior to the Effective Time, nor is there any Basis therefor. There is no Action by the Company pending, threatened or contemplated against any other Person.

Section 2.7 Restrictions on Business Activities. There is no Contract (including covenants not to compete) or Order binding upon the Company that has or could reasonably be expected to have, whether before or after consummation of the Transactions, the effect of prohibiting or impairing any current or future business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company. Without limiting the generality of the foregoing, the Company has not entered into any customer or other similar Contract that limits the freedom of the Company to engage or participate, or compete with any other person, in any line of business, market or geographic area, or to make use of any Company Intellectual Property, or any Contract under which the Company grants most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, or any Contract otherwise limiting the right of the Company to sell, distribute or manufacture any products or services, to purchase or otherwise obtain any software, products or services or to hire or solicit potential employees, consultants or independent contractors.

Section 2.8 Intellectual Property.

(a) Section 2.8(a) of the Disclosure Schedule (1) contains a complete and accurate list (by name) of all products and service offerings, including all Software, products and service offerings, of the Company that have been sold, licensed, distributed or otherwise disposed of, made available or used in connection with service offerings, as applicable

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(collectively, the “Company Products”), or that the Company currently intends to sell, license, distribute or otherwise dispose of, make available or use in connection with service offerings, in the future, including any products or services offerings under development (collectively, the “Developing Products”), and (2) identifies, for each Company Product, whether the Company provides support or maintenance for the Company Product and, for each Developing Product, whether the Company intends to provide support or maintenance for the Developing Product.

(b) Section 2.8(b) of the Disclosure Schedule sets forth a complete and accurate list of (1) all Registered Intellectual Property included among the Company-Owned Intellectual Property (the “Company Registered Intellectual Property”) and (2) all unregistered Trademarks included among the Company-Owned Intellectual Property. For each listed item, Section 2.8(b) of the Disclosure Schedule indicates, as applicable, the owner of such Company Intellectual Property, the countries in which such Company Intellectual Property is patented or registered, the patent or registration number, and the filing and expiration dates thereof.

(c) All of the Company-Owned Intellectual Property that is owned by the Company is wholly and exclusively owned by the Company free and clear of any options, rights, licenses, restrictions and Encumbrances (other than Customer License Agreements). Section 2.8(c) of the Disclosure Schedule sets for all of the Company-Owned Intellectual Property that is exclusively licensed to the Company. There is no Company-Owned Intellectual Property of which the Company is a joint owner or co-owner.

(d) The Company solely and exclusively owns all right, title and interest in and to the Company Products, the Developing Products and the Company Source Code, free and clear of all options, rights, licenses, restrictions or Encumbrances (other than Customer License Agreements), and the Company has not sold, transferred, assigned, promised or otherwise disposed of any rights or interests therein or thereto (other than Customer License Agreements).

(e) Section 2.8(e) of the Disclosure Schedule lists all Contracts (other than licenses for COTS Software) to which the Company is a party under which the Company is a licensee or has licensed or otherwise been granted rights to or in any Intellectual Property, Intellectual Property Rights or Software from a third party. No Person who has licensed Intellectual Property, Intellectual Property Rights or Software to the Company has ownership rights or license rights to improvements or other amendments made by the Company to such Intellectual Property, Intellectual Property Rights or Software.

(f) Section 2.8(f) of the Disclosure Schedule lists all Contracts (other than licenses for COTS Software) between the Company, on the one hand, and any other Person, on the other hand, wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property or Intellectual Property Rights of any third party.

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(g) The Company Products, the Developing Products and the Company Source Code do not contain any Open Source Materials. Section 2.8(g) of the Disclosure Schedule lists all Open Source Materials used by the Company in the development of Company Products and Developing Products. The Company Products, the Developing Products and the Company Source Code are not subject to any terms of license of any such Open Source Materials that result in the grant of, or require the Company to grant, a license to any of the Company Products, the Developing Products or the Company Source Code. The Company is not in breach of any of the material terms of any license to any such Open Source Materials. No Company Products and Developing Products link with, use or include works distributed under the LGPL. The only Software licensed to the Company pursuant to the GNU General Public License is the MySQL Server Database.

(h) Except for COTS Software and the Intellectual Property, Intellectual Property Rights and Software licensed pursuant to the licenses set forth in Section 2.8(e) of the Disclosure Schedule, all Intellectual Property, Intellectual Property Rights and Software used in or necessary to the conduct of the business of the Company as presently conducted by the Company was created solely by either (1) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including Intellectual Property and Intellectual Property Rights, therein to the Company and have irrevocably waived any unassignable rights such as moral rights that they may possess in such Intellectual Property, Intellectual Property Rights and Software, or (2) other Persons who have validly and irrevocably assigned all of their rights therein, including Intellectual Property and Intellectual Property Rights, to the Company and have irrevocably waived any unassignable rights such as moral rights that they may possess in such Intellectual Property, Intellectual Property Rights and Software, and except as set forth in Section 2.8(h) of the Disclosure Schedule, no other Person owns or has any rights to any portion of such Intellectual Property, Intellectual Property Rights or Software (other than pursuant to Customer License Agreements).

(i) All Company-Owned Intellectual Property that is owned by the Company and all Company Products and Developing Products are fully transferable, alienable and licensable by the Company or its Affiliates without restriction and without payment to any Person, subject to Customer License Agreements.

(j) The operation of the business of the Company as it currently is conducted, and as has been conducted in the last six years, including the design, development, use, import, export, manufacture, licensing, sale or other disposition of Company Products (including the provision of related service offerings and the Developing Products) do not and have not infringed or misappropriated and do not infringe or misappropriate the Intellectual Property Rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any

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jurisdiction. The Company has not received any notice from any Person claiming that such operation or any Company Product or the provision of any related service offerings infringes or misappropriates or has infringed or misappropriated the Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor, to the knowledge of the Company, does there exist any Basis therefor).

(k) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and articles in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property as of the date hereof. There are no actions that must be taken by the Company within 90 days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or articles for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property.

(l) There is, and has been, no pending, decided or settled opposition, interference, reexamination, injunction, lawsuit, proceeding, hearing, investigation, complaint, arbitration, mediation, demand, decree, or any other dispute, disagreement, or claim (“Dispute”) related to Company-Owned Intellectual Property that is owned by the Company or to its knowledge, any Company-Owned Intellectual Property that is exclusively licensed to the Company, nor, to the knowledge of the Company, has any Dispute been threatened, challenging the legality, validity, enforceability or ownership of any Company-Owned Intellectual Property or any Company Product or Developing Product, including the provision of any related service offerings. The Company has no knowledge and no reason to believe that there exists a Basis that would give rise to such a Dispute. The Company has not sent any notice of any Dispute related to Intellectual Property or Intellectual Property Rights, and there exists no Basis upon which the Company intends to assert any such Dispute. No Company-Owned Intellectual Property, Company Product or Developing Product is subject to any outstanding Order or other disposition of any Dispute.

(m) To the knowledge of the Company, there are no facts or circumstances that would render any Company-Owned Intellectual Property invalid or unenforceable. Without limiting the foregoing, to the knowledge of the Company, there is no information, material, fact, or circumstance, including any information or fact that would constitute prior art, that would render any Company Registered Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property, and the Company has not knowingly misrepresented, or knowingly failed to disclose, and, to the knowledge of the Company, there is no misrepresentation or failure to disclose, any fact or circumstance in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any such Company Registered Intellectual Property.

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(n) In each case in which the Company has acquired any Intellectual Property or Intellectual Property Rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property or Intellectual Property Rights (including the right to seek future damages with respect thereto) to the Company, and the Company has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(o) No material Intellectual Property or Intellectual Property Rights that are or were Company-Owned Intellectual Property have been permitted to lapse or enter the public domain.

(p) There is no Contract between the Company, on the one hand, and any other Person, on the other hand, with respect to any Intellectual Property, Intellectual Property Rights, Company Products or Developing Products under which there is currently any dispute regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by the Company thereunder, nor, to the knowledge of the Company, does there exist any Basis therefor.

(q) Neither the Company nor any other party acting on behalf of the Company has disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice, lapse of time or both) will, or would reasonably be expected to, require the disclosure or delivery by the Company or any Person acting on behalf of the Company to any third party of any Company Source Code. Section 2.8(q) of the Disclosure Schedule identifies each Contract under which the Company has deposited, or is or may be required to deposit, with an escrow agent or other third party, any Company Source Code. Neither the execution of this Agreement nor the consummation of any of the Transactions, in and of itself, would reasonably be expected to result in the release of any Company Source Code from escrow.

(r) Neither this Agreement nor the Transactions will result in (1) Parent, the Interim Surviving Entity or the Surviving Entity granting to any Person any right to or with respect to any Intellectual Property, Intellectual Property Rights or Software owned by, or licensed to, any of them, (2) Parent, the Interim Surviving Entity or the Surviving Entity being bound by, or subject to, any non-competition or other material restriction on the operation or scope of their respective businesses, or (3) Parent, the Interim Surviving Entity or the Surviving Entity being obligated to pay any royalties or other material amounts to any Person in excess of those amounts payable by any of them, respectively, in the absence of this Agreement or the Transactions.

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(s) The Company has taken all customary and commercially reasonable steps that are necessary to protect the Company’s rights in Trade Secrets of the Company, or Trade Secrets disclosed by any other Person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute an enforceable proprietary information, confidentiality and assignment agreement substantially in the Company’s standard form, which form is set forth in Section 2.8(s) of the Disclosure Schedule. All current and former employees, consultants and contractors of the Company have executed such an agreement in substantially such standard form, and all former employees, consultants and contractors of the Company who were involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property, Company Product or Developing Product have executed such an agreement in substantially such standard form. No employee, officer, director or consultant, or, to the knowledge of the Company, advisor of the Company, is in violation of any term of any employment contract or any other contract or agreement, or any restrictive covenant, relating to the right to use Trade Secrets or proprietary information of others, and the employment of any such Person by the Company does not subject the Company to any liability to any third party.

(t) No (1) product, technology, service or publication of the Company, (2) material published or distributed by the Company, or (3) conduct or statement of the Company constitutes obscene material or a defamatory statement.

(u) None of the Company-Owned Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any Governmental Authority or any university, and no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of Company-Owned Intellectual Property owned by the Company or any Company Product or Developing Product. No current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property owned by the Company or any Company Product or Developing Product, has performed services for a government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(v) There are no material defects in any Company Product and there are no material errors in any published technical documentation, specifications, manuals, user guides, promotional material, benchmark test results, and other written materials related to, associated with or used or produced in the development of any Company Product. The Company has disclosed to Parent all information known to the Company relating to any performance or functionality problem or issue with respect to any Company Product which adversely affects, or may reasonably be expected to adversely affect, the value, functionality or fitness for the intended purposes of the Company Product. The Company has disclosed to Parent all information known to the Company relating to any performance or functionality problem or issue with respect to any Developing Product which may reasonably be expected to materially and adversely affect the value or functionality of the Developing Product.

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(w) Except for the warranties and indemnities contained in those Contracts set forth in Section 2.8(w) of the Disclosure Schedule and warranties implied by Law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

(x) There are no pending or, to the knowledge of the Company, threatened claims for any product liability, backcharge, additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (1) services rendered by the Company, (2) the sale, distribution, or installation of any Company Products, or (3) the operation of the Company’s businesses during the period through and including the Closing Date. The operation and use of Company Products for their intended purposes complies with all applicable Laws, including any Law applicable to the users of any Company Product.

(y) The Company has (1) complied in all respects with their published privacy policies and internal privacy policies and guidelines, related contractual obligations with Customers and all applicable Laws relating to data privacy, data collection, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third parties who have provided information to the Company) and (2) taken commercially reasonable measures to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no loss, damage, or unauthorized access, use, unauthorized transmission, modification, or other misuse of any such information by the Company or any of their employees or contractors. No Person (including any Governmental Authority) has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such personally identifiable information by the Company or any of its employees or contractors and, to the knowledge of the Company, there is no reasonable basis for any such claim or Action. The execution, delivery and performance of this Agreement and the consummation of the Merger complies with the Company’s applicable privacy policies and with all applicable Laws relating to privacy and data security (including any such Laws in the jurisdictions where the applicable information is collected). The Company has at all times made all required disclosures to, and obtained any necessary consents from, users, customers, employees, contractors, Governmental Authorities and other applicable Persons required by Laws related to data privacy, data collection, data protection and data security and has filed any required registrations with the applicable data protection authority.

(z) The Company own or have a valid, enforceable right to access and use all Systems and have implemented commercially reasonable measures to protect the internal and external security and integrity of all Systems, and the data and information stored or

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contained therein or transmitted thereby, including procedures reasonably expected to prevent unauthorized access and the introduction of viruses, worms, Trojan horses, “back doors” and other contaminants, bugs, errors or problems that disrupt their operation or have an adverse impact on the operation of other Software programs or operating systems, and the taking and storing on-site and off-site of back-up copies of critical data. There have been (i) no unauthorized intrusions or breaches of the security of the Systems and (ii) to the knowledge of the Company, no material failures or interruptions in the Systems. The Systems currently used by the Company are sufficient for the conduct of the business of the Company.

Section 2.9 Taxes.

(a) “Tax” means (1) any net income, corporate, capital gains, capital acquisitions, inheritance, deposit interest retention, gift, relevant contracts, alternative minimum, add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such item (domestic or foreign) (each, a “Tax Authority”), (2) any liability for the payment of any amounts of the type described in clause (1) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (3) any liability for the payment of any amounts of the type described in clause (1) or (2) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to indemnify any other Person. “Tax Return” means any return, statement, report, claim for refund or form (including information returns, reports, attachments and schedules) required to be filed with respect to Taxes, including TD Form 90-22.1 and any return, statement, report or form of an affiliated, combined or unitary group, and any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, statement, report or form.

(b) The Company, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects and have been completed in accordance with Law, and the Company has timely paid or withheld and timely paid to the appropriate Tax Authority all Taxes due (whether or not shown to be due on such Tax Returns). No deficiencies for Taxes or other assessments relating to Taxes have been claimed, threatened, proposed or assessed in writing against the Company.

(c) The Interim Balance Sheet reflects all unpaid Taxes of the Company for periods (or portions of periods) through the Interim Balance Sheet Date. The Company has no liability for unpaid Taxes accruing after the Interim Balance Sheet Date, other than Taxes accruing in the ordinary course of business conducted after the Interim Balance Sheet Date.

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There is (1) no claim for Taxes being asserted or that has been previously asserted against the Company that has resulted in a lien against the property of the Company, and there is no such current lien for Taxes, other than liens for Taxes not yet due and payable, (2) no audit of any Tax Return of the Company being conducted or threatened in writing by a Tax Authority, and (3) no extension of any statute of limitations on the assessment of any Taxes granted to the Company currently in effect. The Company has not been informed in writing by any jurisdiction that the jurisdiction may open an audit or other review of the Taxes of such entity or that the jurisdiction believes that such entity was required to file any Tax Return that was not filed.

(d) The Company (1) has not been or will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision under state, local or foreign Law as a result of transactions or events occurring before the Closing, (2) has not filed any disclosure under Section 6662 of the Code or any comparable provision of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (3) has not engaged in a “reportable transaction,” as defined in Section 6707A(c)(1) of the Code or Treasury Regulations Section 1.6011-4(b), (4) has not ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent company, (5) has not been the “distributing corporation” or the “controlled corporation” (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in or intended to be governed by Section 355 of the Code, (6) does not have any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable provision of state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any Person other than the Company or (7) has not ever been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(e) The Company is not a party to or bound by any Tax sharing or Tax allocation agreement, nor does the Company have any liability or potential liability to another party under any such agreement.

(f) The Company has withheld or collected and timely paid over to the appropriate Tax authorities (or are properly holding for such timely payment) all Taxes required by Law to be withheld or collected by them.

(g) Section 2.9(g) of the Disclosure Schedule lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to the Company for taxable periods ended on or after January 1, 2010, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of an audit.

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(h) There are no pending requests for rulings or determinations by or before a Tax Authority relating to Taxes of the Company. The Company has not obtained any consent or clearance from or entered into any settlement or arrangement with any Tax Authority that would be binding for any Tax period (or portion thereof) ending after the Closing Date.

(i) Each Company Option has been properly approved by the requisite corporate authority, and each option outstanding under the Company Stock Plan was issued with an exercise price for purposes of Section 409A of the Code that is no less than the fair market value of the underlying stock on the date of grant and/or is otherwise is exempt from Section 409A of the Code.

(j) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of the Company or any of their respective affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). Section 2.9(j) of the Disclosure Schedule sets forth a complete list of each disqualified individual.

(k) The Company has not take any action or failed to take any action or knows of any fact, agreement, plan or other circumstance that would, to the knowledge of the Company, jeopardize the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 2.10 Employee Benefit Plans.

(a) Section 2.10(a) of the Disclosure Schedule sets forth a complete list of (1) all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), (2) all other severance pay, salary continuation, salary deferral, bonus, incentive, stock option, retirement, pension, profit sharing, deferred compensation, profit participation, phantom stock, stock purchase, stock appreciation right, equity-related right, leave of absence, layoff, vacation, day or dependent care, legal service, cafeteria, life insurance, health insurance, accident, disability, workers’ compensation, supplemental unemployment, change in control, employment, retention, separation, or supplemental pension plans, practices, policies, contracts, agreements, programs, funds or arrangements of any kind, and (3) all other employee benefit plans, practices, policies, contracts, agreements, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, consultants, or independent contractors of the Company that are sponsored, established, or maintained by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has made or is

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required to make payments, transfers, or contributions, including each TriNet Plan (all of the above being collectively referred to as “Employee Benefit Plans”). The Company does not have and is not reasonably expected to have any present or future actual or contingent liability with respect to any plan of the type described in the preceding sentence other than the Employee Benefit Plans.

(b) True and complete copies of the following materials with respect to each Employee Benefit Plan have been Made Available to Parent, as applicable: (1) the current plan document together with all amendments thereto or, in the case of an unwritten Employee Benefit Plan, a written description thereof, (2) the current determination letter or opinion letter from the Internal Revenue Service (“IRS”), (3) the current summary plan description and all summaries of material modifications thereto, (4) the past three annual reports and associated summary annual reports, and (5) the current trust agreement, insurance contracts and other documents relating to the funding or payment of benefits under such Employee Benefit Plan, and (6) any other documents, forms or instruments relating to the Employee Benefit Plans as reasonably requested by Parent.

(c) Each Employee Benefit Plan that is not a TriNet Plan, and to the knowledge of the Company, each TriNet Plan, has been maintained, operated and administered in compliance in all material respects with its terms, the terms of any related documents or agreements and all applicable Laws. With respect to each Employee Benefit Plan that is not a TriNet Plan, and to the knowledge of the Company, with respect to each TriNet Plan, there have been no prohibited transactions or breaches of any of the duties imposed by ERISA on “fiduciaries” (within the meaning of Section 3(21) of ERISA) with respect to the Employee Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on the Company.

(d) Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

(e) Neither the Company nor any ERISA Affiliate has or has had an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

(f) With respect to each group health plan benefiting any current or former employee, director, officer, consultant, or independent contractor of the Company that is subject to Section 4980B of the Code, the Company has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

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(g) With respect to each Employee Benefit Plan that is not a TriNet Plan, and to the knowledge of the Company, with respect to each TriNet Plan, no Employee Benefit Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Employee Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(h) To the knowledge of the Company, there is no pending or threatened Action in or by any court or Governmental Authority with respect to any Employee Benefit Plan (other than routine claims for benefits in the ordinary course of business), nor is there any Basis for one to the knowledge of the Company.

(i) All (1) insurance premiums required to be paid by the Company with respect to, (2) benefits, expenses, and other amounts due and payable under, and (3) contributions, transfers, or payments required to be made to, any Employee Benefit Plan prior to the Closing Date will have been paid, made or properly accrued on the Financial Statements on or before the Closing Date.

(j) No Employee Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (1) coverage mandated by Law or (2) death or retirement benefits under any Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(k) With respect to any insurance policy providing funding for benefits under any Employee Benefit Plan, to the knowledge of the Company, (1) there is no liability of the Company in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated at or after the Closing Date, and (2) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any such insurance company are imminent.

(l) The Company has reserved all rights necessary to amend or terminate each of the Employee Benefit Plans without the consent of any other Person.

(m) All contributions required to be paid with respect to workers’ compensation arrangements of the Company have been made or properly accrued as a liability in the Financial Statements.

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(n) The Company has not agreed or committed to institute any plan, practice, policy, contract, agreement, program, fund or arrangement for the benefit of current or former employees, directors, officers, consultants, or independent contractors of the Company, other than the Employee Benefit Plans, or to make any amendments to any of the Employee Benefit Plans.

(o) Except for the Company Stock Plan, no Employee Benefit Plan provides benefits to any individual who is not either a current or former employee of the Company, or the dependents or other beneficiaries of any such current or former employee.

(p) There is no trade or business (whether or not incorporated) (1) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (2) which together with the Company is treated as a single employer under Section 414(t) of the Code (any such trade or business, an “ERISA Affiliate”).

(q) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, alone or in connection with any other event (including the termination of employment or service with Parent, the Company, the Interim Surviving Entity or the Surviving Entity following the Merger), (1) result in any payment (including severance, unemployment compensation or golden parachute) becoming due under any Employee Benefit Plan, (2) increase any benefits (including severance, deferred compensation and equity benefits) otherwise payable under any Employee Benefit Plan, (3) result in the acceleration of the time of payment or vesting of any such benefits to any extent, or (4) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person.

(r) Each Employee Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A(d)(1) of the Code) has been documented, operated and administered in full compliance with Section 409A of the Code and the applicable Treasury Regulations thereunder. With respect to each Employee Benefit Plan that is a nonqualified deferred compensation plan, the Transactions will not directly result in an acceleration or deferral of compensation under such plan or plans, and the Company will not otherwise accelerate or extend any deferral of any compensation under such plan or plans in connection with the Transactions.

(s) The term “Foreign Benefit Plan” shall mean any Employee Benefit Plan that is maintained outside of the United States. Each Foreign Benefit Plan has been offered, issued, maintained, operated and administered in compliance in all material respects with the applicable Law and collective bargaining agreement (including applicable Law regarding the form, funding and operation of the Foreign Benefit Plan). The Financial Statements accurately reflect the Foreign Benefit Plan liabilities and accruals for contributions required to be paid to the Foreign Benefit Plans, in accordance with applicable GAAP consistently applied. All contributions required to have been made to all Foreign Benefit Plans as of the Closing will have been made as of the Closing. There are no Actions pending

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or, to the best of the Company’s knowledge, threatened with respect to the Foreign Benefit Plans (other than routine claims for benefits in the ordinary course of business). There have not occurred, nor are there continuing any transactions or breaches of fiduciary duty under applicable Law with respect to any Foreign Benefit Plan which could adversely affect in a material manner (1) any Foreign Benefit Plan or (2) the condition of the Company.

Section 2.11 Employment Matters.

(a) The Company is not liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers compensation, social security or other benefits or obligations for employees, consultants or independent contractors (other than in accordance with Law or routine payments to be made in the ordinary course of business). There are no claims pending against the Company under any workers’ compensation plan or policy, for unemployment compensation benefits or for long term disability. No person currently or previously employed by the Company or subcontracted by it has been involved in an accident in the course of such employment or subcontracting that would have caused other than minor injury nor has any such person been exposed to occupational health hazards in the service of the Company. There have been no claims (settled or unsettled) for injury or occupational health hazard against the Company by any employee or subcontractor.

(b) Since January 1, 2008, no Liability has been incurred by the Company for breach of employment Contracts or consulting Contracts to which the Company are a party nor has any liability been incurred under Law or otherwise for severance, unemployment compensation, golden parachute, bonus or otherwise accruing from the termination of any employment Contracts and consulting Contracts.

(c) Section 2.11(c) of the Disclosure Schedule sets forth a true, correct and complete list of all severance Contracts, employment Contracts and consulting Contracts to which the Company are a party or by which the Company is bound, or under which there is an outstanding obligation, copies of which have been previously Made Available to Parent, along with copies of form offer letters and employment Contracts used in each jurisdiction in which employees of the Company are based or located. The Company is not presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or other labor union contract, no labor union contract or collective bargaining agreement is being negotiated by the Company. The Company does not have any duty to bargain with any labor organization. To the knowledge of the Company there have never been any activities or proceedings of any labor union to organize employees of the Company. There is no labor dispute, strike, slowdown, concerted refusal to work overtime or work stoppage against the Company pending now, that has occurred in the past, or, to the knowledge of the Company, threatened that would reasonably be expected to interfere with the business activities of the Company. The Company has not and is not engaged in any unfair labor practice.

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(d) Section 2.11(d) of the Disclosure Schedule is a true, correct and complete list of the names, positions, date of commencement of employment or appointment to office and rates of compensation of all officers, directors, employees (regular, temporary, part-time or otherwise), consultants and independent contractors of the Company whether or not employed or retained directly by the Company or through a third party staffing agency (“Workers” or “Worker”), showing each such person’s name, position, status as exempt or non-exempt (to the extent applicable under Law), base salary or wages, target incentive compensation and actual earned bonuses, and material fringe benefits for the current fiscal year and the most recently completed fiscal year, and severance or termination payment obligations payable in excess of mandatory Law. No Worker has given notice to the Company of such Worker’s termination of service with the Company. To the knowledge of the Company, no such Worker intends to terminate his or her service with the Company. The employment of each of the employees of the Company are “at-will,” and the Company does not have any obligation to provide any particular form or period of notice before terminating the employment of any of their respective employees, except as may be required under Law.

(e) There are no written personnel manuals, handbooks, policies, rules or procedures currently in effect applicable to any employee of the Company, other than those set forth in Section 2.11(e) of the Disclosure Schedule, true and complete copies of which have heretofore been Made Available to Parent.

(f) The Company does not have any accrued unpaid liabilities relating to its Workers other than for (1) salaries and fringe benefits since the last payroll period, (2) accrued but unused days of vacation, and (3) accrued but unpaid bonuses, all of which are identified in Section 2.11(f) of the Disclosure Schedule.

(g) There are no claims, disputes, grievances, or controversies pending or, to the knowledge of the Company, threatened or reasonably anticipated involving any Worker, group of Workers, or individual, including claims arising from wage and hour violations, misclassification of employees, contractors or Workers or hours worked. There are no charges, investigations, administrative proceedings or formal complaints of discrimination pending or, to the knowledge of the Company, threatened before any Governmental Authority against the Company pertaining to any Worker, nor is there any Basis for such a claim. The Company is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state or local agency of Governmental Authority with respect to employment practices.

(h) The Company is in compliance with all applicable visa and work permit requirements. No visa or work permit held by a Worker will expire during the six month period after the date hereof.

(i) The Company is and has been at all times in compliance in all material respects with all applicable Laws and collective bargaining agreements respecting employment, employment practices, terms and conditions of employment, worker

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classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, hours of work, redundancies, reductions in force, mass layoffs, and plant closings. With respect to Workers, the Company: (1) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries, and other payments to Workers, (2) is not liable for any arrears of wages, severance pay or any Taxes or any penalty or failure to comply with any of the foregoing, and (3) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits for Workers (other than routine payments to be made in the normal course of business and consistent with past practice). The Company does not have any liability with respect to any misclassification of: (a) any person as an independent contractor rather than as an employee, (b) any Worker leased from another employer, or (c) any Worker currently or formerly classified as exempt from overtime wages. No claims have been made for discrimination, sexual or other harassment, or retaliation nor are any such claims threatened or pending nor is there any Basis for such a claim.

(j) The Company is in compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 U.S.C. § 2101) and any applicable state or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other governmental authority. The Company has not, in the six months prior to the date of this Agreement, taken any action that would constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act or would otherwise trigger notice requirements or liability under any other state or local Law in the United States or Law of any other jurisdiction that is comparable to the WARN Act.

(k) No Worker is in violation of any term of any employment contract, non-disclosure, confidentiality agreement, or consulting agreement with the Company or non-competition agreement, non-solicitation agreement or any restrictive covenant with a former employer relating to the right of any such employee to be employed by or provide services to the Company because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

Section 2.12 Related Party Transactions. No officer or director or, to the knowledge of the Company, any stockholder, optionholder or warrantholder of the Company (nor any immediate family member of any of such Persons, or any trust, partnership or company in which any of such Persons has or has had an interest), has or has had, directly or indirectly, (a) any interest in any third party which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, (b) any interest in any third party that purchases from or sells or furnishes to the Company any goods or services or (c) any interest in any Contract to which the Company is a party, except that ownership of no more than one percent of the outstanding voting stock of a publicly traded company shall not be deemed to be an “interest in any entity” for purposes of this Section 2.12.

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Section 2.13 Insurance. Section 2.13 of the Disclosure Schedule sets forth a true, correct and complete list of all policies of insurance and indemnity bonds issued at the request or for the benefit of the Company, all of which are in full force and effect. Such list includes the type of policy, form of coverage, policy number and insurer, coverage dates, annual premiums, named insured, limit of liability. True and complete copies of each listed policy have been Made Available to Parent. There is no claim pending under any of such policies or bonds. The Company is in compliance with the terms of such policies and bonds. To the knowledge of the Company, there is no threatened termination of, or premium increase with respect to, any of such policies or bonds, nor is there any Basis for any termination or premium increase. Section 2.13 of the Disclosure Schedule sets forth an accurate and complete list of all claims filed by the Company under any such policies or bonds.

Section 2.14 Compliance with Laws; Certain Business Practices.

(a) The Company has complied with, is not in material violation of, and has not received, nor to the knowledge of the Company is there any Basis for, any notices of suspected, potential or actual violation with respect to, any Laws or Permits with respect to the conduct of its business, or the ownership or operation of its business. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time or both) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure to comply with, any Laws or Permits with respect to the conduct of the business of the Company or the ownership or operation of the Company. The Company owns or possesses all Permits that are necessary to conduct the business of the Company as presently conducted and as proposed to be conducted.

(b) There is no and there has not been any Action (other than Actions that have been terminated without any adverse consequences for the Company) or Order against the Company or agreement with respect to any alleged actual or potential violation of or failure to comply with any applicable Law.

(c) The Company or any of its directors, officers, employees, distributors or agents or any other Person acting on behalf of any such Person have, with respect to the business of the Company, directly or indirectly, (1) taken any action that would cause it to be in violation of the U.S. Foreign Corrupt Practices Act of 1977 or the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions or any other Law applicable to the conduct of business with Governmental Authorities (collectively, the “FCPA”), (2) made, offered or authorized the use of, or used any funds or provided anything of value (A) for unlawful payments, contributions, gift, entertainment or other unlawful expenses or payments relating to political activity, (B) to foreign or domestic government officials or employees or any political party or campaign, (C) for a bribe, rebate, payoff, influence payment, kickback or other similar payment. The Company has delivered or made

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available to Parent true, correct and complete copies of each arrangement in effect, if any, between the Company, on the one hand, and any foreign sales agent or foreign sales representative thereof, on the other hand.

(d) The Company has not applied for or received, is not or will not be entitled to or is not or will not be the beneficiary of, any grant, subsidy or financial assistance from any Governmental Authority.

(e) The Company has at all times conducted their export transactions in accordance with (A) all applicable U.S. export and re-export controls, including the United States Export Administration Act of 2001 and Regulations and Foreign Assets Control Regulations and (B) all other applicable import/export controls in other countries in which the Company conducts business. Section 2.14(e) of the Disclosure Schedule sets forth the true, complete and accurate export control classifications applicable to the Company’s products, services, software and technologies.

Section 2.15 Minute Books. The minute books of the Company Made Available to Parent contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent thereof since its time of incorporation and reflect all transactions referred to in such minutes accurately.

Section 2.16 Brokers and Finders; Transaction Expenses. No Person has acted as a broker, finder or financial advisor for the Company or its Affiliates in connection with the negotiations relating to the Transactions, and no Person is entitled to any fee or commission or similar payment in respect thereof from the Company, Parent or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of the Company or its Affiliates.

Section 2.17 Customers. Section 2.17 of the Disclosure Schedule contains a true and complete list of each customer of the Company (each, a “Continuing Customer”) who has (a) a continuing right to technical support or (b) a continuing right to Software updates, and sets forth by such Continuing Customers which Company Product they have the right to continuing support or updates for, the type of remaining support they have rights for, the duration of such remaining support or updates and their rights with respect to purchases of extension of support beyond discontinuation. Except as described in Section 2.17 of the Disclosure Schedule, all Continuing Customers are using Company Products and have rights to support, updates and replacements pursuant to the Company’s standard Hosted Services agreement or terms of use, copies of which are attached to Section 2.17 of the Disclosure Schedule.

Section 2.18 Material Contracts. Except for Contracts listed in Section 2.18 of the Disclosure Schedule, the Company is not a party to or bound by any Contract (each, together with each Contract required to be disclosed on the Disclosure Schedule pursuant to any of the representations and warranties in this Article 2, a “Material Contract”), including:

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(a) any advertising, agency, original equipment manufacturer, dealer, distributors, sales representative, joint marketing, joint development or joint venture Contract;

(b) any Contract between the Company and any Customer;

(c) any continuing Contract for the purchase of materials, supplies, equipment or services that involves the payment by the Company of more than $5,000 over the life of the Contract;

(d) any Contract pursuant to which the Company are obligated to provide services at price fixed before performance of such services (but excluding warranty and maintenance Contracts);

(e) any warranty or maintenance Contract pursuant to which the Company are obligated to provide services at a price fixed before performance of such services, for which the fully burdened cost of complete performance by the Company currently exceeds or is reasonably expected by the Company to exceed such price;

(f) any Contract that expires (or may be renewed at the option of any Person other than the Company so as to expire) more than one year after the date of this Agreement and involves more than $25,000 over the life of the Contract;

(g) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(h) any Contract wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or another Person of the Intellectual Property or Intellectual Property Rights of any Person other than the Company and under which the liability of the Company for such obligation is not capped at a particular dollar amount or is capped in excess of $1 million;

(i) any Contract for any capital expenditure in excess of $5,000 individually or $25,000 in the aggregate;

(j) any Contract in accordance with which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property and involving in the case of any such Contract more than $5,000 over the life of the Contract;

(k) any Contract in accordance with which the Company is a lessor or lessee of any real property;

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(l) (1) any Contract providing rights to or that are based upon any Company Intellectual Property, and (2) any Contract providing for the development of any Software, content (including textual content and visual, photographic or graphics content), technology, Intellectual Property or Intellectual Property Rights for the Company, or providing for the purchase by or license to (or for the benefit or use of) the Company of any Software, content (including textual content and visual, photographic or graphics content), technology, Intellectual Property or Intellectual Property Rights, which Software, content, technology, Intellectual Property or Intellectual Property Rights is or are used or incorporated (or is contemplated by it to be used or incorporated) in connection with any aspect or element of any product, service or technology of the Company or sold or distributed by the Company;

(m) any Contract with any Person with whom the Company does not deal at arms’ length;

(n) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise (whether by merger, sale of stock, sale of assets or otherwise) and any Contract providing for an earnout, except for the sale of products or services in the ordinary course of business;

(o) any Contract with any Governmental Authority, other than any Customer Contract;

(p) any Contract under which the Company’s entering into this Agreement or the consummation of the Transactions would give rise to, or trigger the application of, any rights of any third party or any obligations of the Company that would come into effect upon the consummation of the Transactions;

(q) any Contract relating to settlement of any Action;

(r) any Contract that results in any Person holding a power of attorney from the Company;

(s) any hedging, futures, options or other derivative Contract; or

(t) any Contract with any investment banker, broker, advisor or similar Person, or any accountant, legal counsel or other person retained by the Company, in connection with this Agreement and the Transactions.

A true and complete copy of each Material Contract has been Made Available to Parent. All Material Contracts are in executed written form, and the Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and the Company is not in default of any provision in respect of, any Material Contract. Each of the Material Contracts is a valid and binding agreement of the Company and, to the knowledge of the Company, the other parties thereto, and there exists no default or event of default or event,

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occurrence, condition or act, which could reasonably be expected to result in the Interim Surviving Entity or the Surviving Entity not enjoying all economic benefits that the Company enjoyed before the Closing and to which it is entitled post-Closing under any Material Contract. Following the Closing Date, the Interim Surviving Entity and the Surviving Entity will maintain the Company’s rights under the Material Contracts without the payment of any additional amounts of consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay in accordance with the terms of such Material Contracts had the Transactions not occurred.

Section 2.19 Property.

(a) The Company does not own and has never owned any real property.

(b) The Company has good and marketable title to all of the tangible properties and assets, real, personal and mixed, used or held for use in its business or, with respect to leased properties and assets, valid leasehold interests in such properties and assets which afford the Company peaceful and undisturbed leasehold possession of the properties and assets that are the subject of the leases, in each case free and clear of any Encumbrances, except (1) as reflected in the Interim Balance Sheet, (2) liens for Taxes not yet due and payable, and (3) such imperfections of title and Encumbrances that do not detract from the value or interfere with the present use of the property subject thereto or affected thereby and such properties and assets have been maintained in accordance with the ordinary course of business save for normal wear and tear. The Company has Made Available to Parent a true, correct and complete copy of each of its real property leases.

(c) The assets and properties owned, leased or licensed by the Company are in good condition and repair in all respects (subject to normal wear and tear) and constitute all of the properties necessary to conduct its business as currently conducted.

Section 2.20 Bank Accounts. Section 2.20 of the Disclosure Schedule sets forth a complete and correct list showing all Persons with which the Company maintains a bank, brokerage or other account containing cash or cash equivalents (collectively, “Bank Accounts”) or safe deposit box, together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the location and number thereof and the names of all persons having access thereto.

Section 2.21 Accredited Investor Status. As of the Closing, each holder of Company Common Stock and Company Warrants other than those listed on Schedule 1.2(b)(3) is an “accredited investor” as defined in Rule 501(a) of the Securities Act.

Section 2.22 Representations. No representation or warranty of the Company in this Agreement, nor any statement, certificate or other document furnished or to be furnished by the Company to Parent pursuant hereto, nor the exhibits and schedules hereto, contains or, on the

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Closing Date, will contain any untrue statement of a material fact, or omits to state or, on the Closing Date, will omit to state, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER CO. AND ACQUISITION CO.

Parent, Merger Co. and Acquisition Co. represent and warrant to the Company as follows:

Section 3.1 Organization and Power. Each of Parent, Merger Co. and Acquisition Co. (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where the lack of such qualification would be reasonably likely to result in a Material Adverse Effect on Parent. Parent, Merger Co. and Acquisition Co. are not in violation of any of the provisions of their organizational documents, and no changes thereto are pending. Parent, Merger Co. and Acquisition Co. have each made available a true and correct copy of their charter and bylaws, each in full force and effect on the date hereof, to the Company. The board of directors of Parent has not approved or proposed any amendment to Parent’s charter or bylaws since August 31, 2013.

Section 3.2 Authorization; Enforceability. Parent, Merger Co. and Acquisition Co. each has the power and authority to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the Transactions by each of Parent, Merger Co. and Acquisition Co. have been duly authorized by all requisite corporate or comparable organizational action. Each of Parent, Merger Co. and Acquisition Co.’s board of directors, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote (with no abstentions) at a meeting duly called and held or by unanimous written consent, has (a) approved this Agreement, the Merger and the Transactions and (b) determined that this Agreement and the terms and conditions of the Merger and the Transactions are advisable and in the best interests of Parent, Merger Co. or Acquisition Co., as applicable, and their stockholders. This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by Parent, Merger Co. and Acquisition Co. and, assuming due authorization, execution and delivery by the other Parties, represents the legal, valid and binding obligation of Parent, Merger Co. and Acquisition Co., enforceable against Parent, Merger Co. and Acquisition Co. in accordance with its terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

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Section 3.3 Noncontravention.

(a) The execution, delivery and performance of this Agreement and the consummation of the Transactions by Parent, Merger Co. and Acquisition Co. will not (1) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both), give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss of any benefit under or require consent, approval or waiver from any Person in accordance with any provision of the organizational documents of Parent, Merger Co. or Acquisition Co. or (2) conflict with, result in or constitute a material violation of or default under (with or without notice, lapse of time or both) any Law applicable to Parent, Merger Co. or Acquisition Co.

(b) No Permit or Order of, or registration or filing with or declaration or notification to, any Governmental Authority is required by or with respect to Parent, Merger Co. or Acquisition Co. in connection with the execution, delivery and performance of this Agreement or the Related Agreements to which it is a party or the consummation of the Transactions, except for the filing of the Articles of Reverse Merger and the Articles of Forward Merger, except for registration or qualification (or taking such action as may be necessary to secure an exemption from registration and qualification) of the offer and sale of the shares of Parent Common Stock under applicable federal and state securities Laws.

Section 3.4 Merger Co. and Acquisition Co. Merger Co. is a wholly-owned subsidiary of Parent formed for the purpose of effecting the Merger. All of the issued and outstanding stock of Merger Co. are, and at the Effective Time will be, directly owned by Parent. There is no agreement outstanding pursuant to which any Person has any existing or contingent right to acquire any stock of Merger Co. Merger Co. owns no assets, has no Liabilities and has conducted no activities other than those necessary to effectuate the Merger. Acquisition Co. is a wholly-owned subsidiary of Parent formed for the purpose of effecting the Merger. All of the issued and outstanding membership interests of Acquisition Co. are, and at the effective time of the Forward Merger will be, directly owned by Parent. There is no agreement outstanding pursuant to which any Person has any existing or contingent right to acquire any membership interest of Acquisition Co. Acquisition Co. owns no assets, has no Liabilities and has conducted no activities other than those necessary to effectuate the Merger. Acquisition Co. is, and has since the date of its formation been, treated as an entity that is disregarded as separate from Parent for U.S. federal income tax purposes.

Section 3.5 Valid Issuance of Common Stock. The shares of Parent Common Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable and free of any Encumbrances other than restrictions on transfer under the Parent Organizational Agreements and applicable state and federal securities laws. Based in part upon the representations of the Company Securityholders in the Restricted Stock and Joinder Agreements, the Option Consents or the Warrant Consents, as applicable, the shares of Parent Common Stock will be issued in compliance with all applicable federal and state securities Laws. The issuance of the shares of

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Parent Common Stock in accordance with this Agreement is not and will not be subject to any preemptive rights or rights of first refusal and the issuance of the shares of Parent Common Stock will not trigger any anti-dilution or similar rights.

Section 3.6 Brokers and Finders. No Person has acted as a broker, finder or financial advisor for Parent in connection with the negotiations relating to the Transactions, and no Person is entitled to any fee or commission or similar payment in respect thereof from the Company, Parent or any of their respective Affiliates based in any way on any agreement, arrangement or understanding made by or on behalf of the Parent.

Section 3.7 Tax Treatment. Neither Parent nor any Subsidiary of Parent has taken any action or failed to take any action or knows of any fact, agreement, plan or other circumstance that would, to the knowledge of Parent, jeopardize the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE 4

INDEMNIFICATION

Section 4.1 Survival. The representations and warranties of the Company contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement will survive in full force and effect until *** after the Closing Date, except that (a) the representations and warranties made in *** will survive until ***, and (b) the Fundamental Representations (other than with respect to ***), will survive in full force and effect ***, and except that if, at any time on or prior to the date that a representation and warranty of the Company contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement would otherwise expire pursuant to this Section 4.1, Parent has delivered a Claims Notice pursuant to Section 4.6, then the Liability Claim asserted in the Claims Notice shall survive until the Liability Claim is fully and finally resolved. The representations and warranties of Parent, Merger Co. and Acquisition Co. contained in or made pursuant to this Agreement or in any certificate delivered pursuant to this Agreement will survive in full force and effect until *** after the Closing Date. Except as otherwise expressly provided in this Agreement, each covenant hereunder will survive the Closing until its expiration pursuant to its terms or, if no term is specified, ***.

Section 4.2 Indemnification Holdback Shares. The Indemnification Holdback Shares will be available in accordance with this Article 4 to compensate the Indemnified Persons for Losses in accordance with this Article 4.

Section 4.3 Indemnification.

(a) From and after the Effective Time, subject to this Article 4, the holders of Company Common Stock immediately before the Effective Time who are allocated Indemnification Holdback Shares in the Spreadsheet (the “Indemnifying Securityholders”)

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will, by virtue of the Merger, severally and not jointly, indemnify and hold harmless Parent, the Interim Surviving Entity, the Surviving Entity, Parent’s subsidiaries and the Company and their respective officers, directors, agents, attorneys, representatives and employees, and each Person who Controls or may Control Parent, the Interim Surviving Entity or the Surviving Entity (each of the foregoing, an “Indemnified Person”) from and against any and all Losses, arising out of, relating to or resulting from the following:

(1) any misrepresentation or inaccuracy of any representation, warranty or certification made by the Company in this Agreement, the Disclosure Schedule, in accordance with the standard set forth in the preamble to Article 2 of this Agreement, or in the certificate delivered by the president and chief executive officer of the Company pursuant to Section 1.2(b)(19);

(2) any amount payable in respect of any claim of dissenter’s rights, claim of appraisal or similar action with respect to shares of Company Common Stock (with Losses arising under this Section 4.3(a)(2) being equal to the excess of (A) any consideration awarded in any such claim or action plus any costs or expenses incurred in connection with any related claim or action over (B) the value of the Merger Consideration allocable to the shares of Company Common Stock that are the subject of the claim or action, as set forth in the Spreadsheet);

(3) any Taxes imposed on the Company related or attributable to any period or portion thereof ending on or before the Closing Date, but with respect to the Taxes for periods covered by the Financial Statements only to the extent that such Taxes exceed the amount of accrued liabilities for Taxes (not including for this purpose any Taxes that reflect timing differences between book and Tax income) reflected on the face of the Financial Statements rather than in any footnotes thereto (the “Pre-Closing Tax Liabilities”);

(4) any Transaction Expenses unpaid as of immediately before the Effective Time to the extent not included in the calculation of Merger Consideration;

(5) any Company Indebtedness unpaid as of immediately before the Effective Time to the extent not included in the calculation of Merger Consideration;

(6) any amount by which (A) any positive difference of the Estimated Closing Date Working Capital minus the Closing Date Working Capital exceeds (B) the Working Capital Holdback Amount remaining after any release to Parent of the costs of the Working Capital Arbiter under Section 1.9(c);

(7) any error or inaccuracy in the Spreadsheet;

(8) fraud or willful misrepresentation by the Company (including that of its officers and directors in their capacities as such); or

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(9) fraud or willful misrepresentation by any Indemnifying Securityholder.

(b) In the case of any Taxable period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of Pre-Closing Tax Liabilities based on or measured by income or receipts or relating to any sales or use Tax will be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of any Pre-Closing Tax Liabilities not based on or measured by income or receipts or relating to any sales or use Tax for a Straddle Period will be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending at the end of the day that is the Closing Date and the denominator of which is the number of days in such Straddle Period. For purposes of this Section 4.3(b), any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period in the same manner as that set forth in the second clause of the prior sentence of this Section 4.3(b).

(c) In calculating the amount of any Losses in respect of any breach of or inaccuracy in any representation, warranty or certification, any materiality or Material Adverse Effect standard or qualification limiting the scope of such representation, warranty or certification will be disregarded.

Section 4.4 Limitations on Indemnification; Exclusive Remedy.

(a) Recovery by Indemnified Persons of their Losses in the aggregate will be subject to the following limitations:

(1) The Indemnifying Securityholders will not be liable to the Indemnified Persons for indemnification under Section 4.3(a)(1) until the aggregate amount of all Losses in respect of indemnification under Section 4.3(a)(1) exceeds $*** (the “Basket”); provided, however, that this limitation shall in no case apply to any Loss arising from any breach of the representations and warranties contained in Section 2.9 (Taxes).

(2) With respect to Losses claimed under Section 4.3(a)(1) other than for misrepresentations or inaccuracies in the Fundamental Representations, an Indemnified Person may recover all of its Losses in excess of the Basket only from the Indemnification Holdback Shares.

(3) With respect to Losses claimed under Section 4.3(a)(1) for misrepresentations or inaccuracies in the Fundamental Representations, an Indemnified Person may recover all of its Losses subject to Section 4.4(a)(1) (A) from the Indemnification Holdback Shares and (B) to the extent such Losses exceed the amount claimed from the Indemnification Holdback Shares in all unresolved or unsatisfied Liability Claims, directly from each Indemnifying Securityholder according to its Holdback Percentage of such Losses, up to the Merger Consideration received by the Indemnifying Securityholder.

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(4) With respect to Losses claimed under Section 4.3(a)(2), Section 4.3(a)(3), Section 4.3(a)(4), Section 4.3(a)(5) or Section 4.3(a)(6), an Indemnified Person may recover all of its Losses from (A) the Indemnification Holdback Shares and (B) to the extent such Losses exceed the amount claimed from the Indemnification Holdback Shares in all unresolved or unsatisfied Liability Claims, directly from each Indemnifying Securityholder according to its Holdback Percentage of such Losses, up to the Merger Consideration received by the Indemnifying Securityholder.

(5) With respect to Losses claimed under Section 4.3(a)(7), Section 4.3(a)(8) or Section 4.3(a)(9), an Indemnified Person may recover such Losses at its sole discretion (A) from the Indemnification Holdback Shares, (B) directly from each Indemnifying Securityholder, according to its Holdback Percentage of such Losses, and (C) directly and without limitation from an Indemnifying Securityholder whose fraud or willful misrepresentation is the basis for the Liability Claims under Section 4.3(a)(9).

(b) Except as otherwise required by applicable Law, the Parties shall treat any indemnification payments made hereunder as an adjustment to the Merger Consideration as specified in Section 1.4 for accounting and Tax purposes.

(c) No Indemnifying Securityholder will have any right of contribution, right of indemnity or other right or remedy against Parent, the Interim Surviving Entity or the Surviving Entity in connection with any indemnification obligation or any other liability to which such Indemnifying Securityholder may become subject under or in connection with this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, nothing herein will prevent any Indemnified Person from bringing an Action for fraud or willful misrepresentation against any Person, including any Indemnifying Securityholder, whose fraud or willful misrepresentation has caused such Indemnified Person to incur Losses or has limited the Losses recoverable by such Indemnified Person in such Action, and the ability to recover Losses with respect to such fraud or willful misrepresentation will not be limited by this Agreement.

Section 4.5 Indemnification Holdback Claim Period. The period during which claims for indemnification from the Indemnification Holdback Shares may be initiated (the “Claim Period”) will commence at the Effective Time on the Closing Date and terminate at 11:59 p.m. California time on the date that is *** after the Closing Date (the “Claim Period Expiration Date”). On the Claim Period Expiration Date, (a) such portion of the Indemnification Holdback Shares determined based on the Indemnification Share Value as may be necessary in the reasonable judgment of Parent to satisfy any unresolved or unsatisfied Liability Claims for which Indemnified Persons seek recovery from the Indemnification Holdback Shares under any Claims Notice delivered by Parent to the Representative prior to the Claim Period Expiration Date will remain held back by Parent until such Liability Claims have been resolved or satisfied and (b) the remaining Indemnification Holdback Shares will be delivered to the Representative for

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prompt distribution to the Indemnifying Securityholders pro rata according to their respective Holdback Percentages. Upon resolution after the Claim Period Expiration Date of any unresolved or unsatisfied Liability Claim for which Indemnified Persons seek recovery from the Indemnification Holdback Shares, Parent will deliver to the Representative for prompt distribution to the Indemnifying Securityholders pro rata according to their respective Holdback Percentages any remaining Indemnification Holdback Shares that are not held back under clause (a) of the preceding sentence in relation to any other unresolved or unsatisfied Liability Claims.

Section 4.6 Claims for Indemnification. At any time that an Indemnified Person desires to claim a Loss (a “Liability Claim”) that it believes is or may be indemnifiable under Section 4.3, Parent will deliver a notice of such Liability Claim (a “Claims Notice”) to the Representative. A Claims Notice will (a) be signed by an officer of Parent, (b) describe the Liability Claim in reasonable detail and (c) indicate the amount of the Loss that has been or may be paid, suffered, sustained or accrued by the Indemnified Persons. To the extent that the amount of a Loss is not determinable as of the date of delivery of a Claims Notice, Parent may deliver a Claims Notice stating the maximum amount of Loss that Parent in good faith estimates or anticipates that an Indemnified Person may pay or suffer, but Parent’s provision of an estimated or anticipated amount of Loss will not limit the Loss recoverable or recovered by an Indemnified Person. No delay in or failure to give a Claims Notice by Parent to the Representative pursuant to this Section 4.6 will adversely affect any of the other rights or remedies that Parent has under this Agreement or alter or relieve any Parties of their obligations to indemnify the Indemnified Persons pursuant to this Article 4, except and to the extent that such delay or failure has materially prejudiced such Parties.

Section 4.7 Objections to Claims.

(a) The Representative may object to any Liability Claim set forth in such Claims Notice by delivering written notice to Parent of the Representative’s objection (an “Objection Notice”). Such Objection Notice must describe the grounds for such objection in reasonable detail.

(b) If an Objection Notice is not delivered by the Representative to Parent within 30 days after receipt by the Representative of the Claims Notice, such failure to so object will be an irrevocable acknowledgment by the Representative and each Indemnifying Securityholder that the Indemnified Persons are entitled to indemnification under Section 4.3 for the Losses set forth in such Claims Notice in accordance with this Article 4.

(c) Notwithstanding anything to the contrary in this Agreement, the Indemnifying Securityholders do not have any individual right to object to any claim made in a Claims Notice under this Article 4. Any and all claims made in a Claims Notice on behalf of the Indemnified Persons may be objected to only by the Representative.

Section 4.8 Resolution of Objections to Claims; Satisfaction of Claims.

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(a) If the Representative objects in writing to any Liability Claim made in any Claims Notice within 30 days after receipt of such Claims Notice, the Representative and Parent will attempt in good faith to agree upon the rights of the respective Parties with respect to each such claim. If the Representative and Parent should so agree, a memorandum setting forth such agreement will be prepared and signed by both of them, and Parent will release to itself and cancel Indemnification Holdback Shares in the amount agreed in such memorandum and, if applicable, each Indemnifying Securityholder will Satisfy the amount agreed to be delivered to Parent in such memorandum.

(b) If an agreement described in Section 4.8(a) is not reached after good-faith negotiation for a period of 30 days after delivery of an Objection Notice, either Parent or the Representative on behalf of the Indemnifying Securityholders may bring an Action against the other under Section 6.13 to resolve the dispute.

(c) To the extent that an Indemnified Person is permitted under this Article 4 to seek recovery directly against one or more Indemnifying Securityholders for Losses that Parent has not previously recovered out of the Indemnification Holdback Shares, then each such Indemnifying Securityholder will promptly, and in no event later than ten days after the final resolution of any dispute in accordance with this Section 4.8, Satisfy the amount equal to (1) its Holdback Percentage of the amount of Losses determined in accordance with this Section 4.8 or (2) if such Losses are recoverable from the Indemnifying Securityholders under Section 4.3(a)(7), Section 4.3(a)(8) or Section 4.3(a)(9), the full amount of such Losses. If the amount of the Losses so determined is an estimate, then the applicable Indemnifying Securityholder will be required to Satisfy the amount within five days of the date that the amount of such Losses is finally determined.

(d) The value of the Indemnification Holdback Shares or shares of Parent Common Stock that are released or transferred to Parent for cancellation to satisfy any Liability Claim (the “Indemnification Share Value”) shall be the Fair Market Value on the date the related Claims Notice is delivered, except that the value of the Indemnification Holdback Shares that are released to Parent for cancellation to satisfy any Liability Claims under Section 4.3(a)(1) that are related to Section 2.8 (Intellectual Property) shall be the Parent Stock Per Share Valuation.

Section 4.9 Third-Party Claims.

(a) If Parent receives written notice of a third-party claim, including any dispute with a Governmental Authority with respect to Pre-Closing Tax Liabilities (a “Third Party Claim”) that may result in a Liability Claim by or on behalf of an Indemnified Person, Parent will notify the Representative of such Third-Party Claim within 60 days after Parent becomes aware of any such Third Party Claim, which notice shall set forth such material information with respect to the Third Party Claim as is reasonably available to Parent, but no delay or failure on the part of Parent in notifying the Representative shall relieve the Representative and Indemnifying Securityholders from their obligations hereunder unless the Representative and the Indemnifying Securityholders are thereby materially prejudiced by such delay (and then solely to the extent of such material prejudice).

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(b) If any Third Party Claim is asserted against an Indemnified Person, the Representative will be entitled, if the Representative so elects by written notice delivered to Parent within fourteen days after receiving Parent’s notice of such claim, the opportunity to participate in, but not direct or conduct, any defense of such claim, except that the Representative shall not be provided such opportunity to the extent that Parent determines that such participation could result in the loss of any attorney-client privilege or right under the work-product doctrine of Parent or any Indemnified Person in respect of such claim. Such right of participation shall come at the sole cost and expense of the Representative and the Indemnifying Securityholders, and shall not permit recourse to the Indemnification Holdback Shares. The Representative’s participation will be subject to Section 4.10(d). Parent will have the right in its sole discretion to consent to the entry of any judgment or settle any Third Party Claim, but no judgment or settlement of any such Third Party Claim without the consent of the Representative, which shall not be unreasonably withheld or delayed, will be determinative of the amount of Losses relating to such matter. If the Representative consents to any such judgment or settlement, neither the Representative nor any Indemnifying Securityholder will have any power or authority to object to the amount or validity of any claim by or on behalf of any Indemnified Person for indemnification hereunder with respect to such settlement. Notwithstanding any other provision of this Agreement, any costs and expenses of defense and investigation, including court costs and reasonable attorneys’ fees incurred or suffered by the Indemnified Persons in connection with the defense of any third-party claim alleging matters that would be indemnifiable under Section 4.3, whether or not it is ultimately determined that the matter is indemnifiable under Section 4.3, will constitute Losses subject to indemnification under Section 4.3.

Section 4.10 Representative.

(a) For purposes of this Agreement, immediately and automatically upon the Required Vote, and without further action on the part of any Company Securityholder, each Company Securityholder shall be deemed to have consented to the appointment of Robert Cell as his, her or its representative and the attorney-in-fact for and on behalf of each such Company Securityholder, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him or her under this Agreement, including the disposition, settlement or other handling of all Liability Claims. The Company Securityholders will be bound by all actions taken by the Representative in connection with this Agreement, and Parent shall be entitled to rely on any notice or communication to or by, or decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Representative. Without limiting the generality of the foregoing, each decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Representative will constitute a decision of all of the Indemnifying Securityholders and any other Company Securityholders, and will be final, binding and conclusive upon each

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Indemnifying Securityholder and any other Company Securityholder, and Parent may rely upon any such decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Representative as being that of each and every such Indemnifying Securityholder and Company Securityholder. Parent is hereby relieved from any liability to any Indemnifying Securityholder or other Company Securityholder for any acts done by it in accordance with such decision, act, consent or instruction of the Representative. All expenses, if any, incurred by the Representative in connection with the performance of his or her duties as the Representative will be borne and paid by the Indemnifying Securityholders according to their Holdback Percentages (the “Representative Expenses”). With respect to any Claims Notice delivered to the Representative that states a claim under Section 4.3(a)(9) with respect to an individual Indemnifying Securityholder or group of Indemnifying Securityholders, the Representative shall be entitled to rely on the directions of such Indemnifying Securityholder or Indemnifying Securityholders, as applicable, with no liability for any acts done in accordance with such direction. Following the termination of the Claim Period, the resolution of all Liability Claims and the satisfaction of all claims made by Indemnified Parties for Losses, the Representative shall have the right to recover Representative Expenses from the remaining Indemnification Holdback Shares prior to any distribution to the Indemnifying Securityholders. No bond will be required of the Representative, and the Representative will not receive any compensation for its services. Notices or communications to or from the Representative shall constitute notice to or from each of the Indemnifying Securityholders.

(b) In the event of a vacancy in the position of Representative (or refusal or incapability of the Representative to serve), holders of a majority in interest of the remaining Indemnification Holdback Shares shall appoint a new Representative by written consent within ten days after such vacancy and immediately thereafter send to Parent notice and a copy of the written consent appointing such new Representative signed by such holders of a majority in interest of the remaining Indemnification Holdback Shares; except that if the vacancy continues for more than ten days, Parent may appoint a successor Representative who will thereafter be a successor Representative hereunder. If there is not a Representative at any time, any obligation to provide notice to the Representative will be deemed satisfied if such notice is delivered to each of the Indemnifying Securityholders at their addresses last known to Parent, which will be the address set forth in the Spreadsheet unless Representative provides notice to Parent of a different address in the manner described in Section 6.3. Any successor Representative appointed by the holders of a majority interest of the remaining Indemnification Holdback Shares must have been a securityholder of the Company prior to the Effective Time or, in the case of a securityholder that is an entity, a partner, employee or affiliate of a securityholder of the Company prior to the Effective Time. The appointment of any successor Representative shall be subject to the approval of Parent, which shall not be unreasonably withheld.

(c) The Representative shall not be liable to any Indemnifying Securityholder for any act done or omitted hereunder as the Representative while acting in good faith and any act done or omitted in accordance with the advice of counsel or other

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expert shall be conclusive evidence of such good faith. The Indemnifying Securityholders shall jointly and severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

(d) The Representative shall have reasonable access to information about the Interim Surviving Entity and the Surviving Entity and the reasonable assistance of the Company’s former officers and employees who are employed by Parent or its Affiliates for purposes of performing his or her duties and exercising his or her rights hereunder. The Representative shall treat confidentially and not use or disclose the terms of this Agreement or any nonpublic information from or about the Parent, the Interim Surviving Entity and the Surviving Entity, or any Indemnified Person to anyone (except to the Indemnifying Securityholders or the Representative’s employees, attorneys, accountants, financial advisors or authorized representatives on a need to know basis, in each case who agree to treat such information confidentially). The Representative shall enter into a separate confidentiality agreement prior to being provided access to such information if requested by Parent.

(e) By its signature to this Agreement, subject to the occurrence of the Required Vote, the initial Representative hereby accepts the appointment contained in this Agreement, as confirmed and extended by this Agreement, and agrees to act as the Representative and to discharge the duties and responsibilities of the Representative pursuant to the terms of this Agreement.

ARTICLE 5

TAX MATTERS

Section 5.1 Tax Returns.

(a) Parent shall prepare, or shall cause to be prepared, at the Parent’s expense, all income Tax Returns in respect of the Company that relate to Tax periods ending on or before the Closing Date but that are required to be filed after the Closing Date.

(b) Parent shall prepare and timely file, or cause to be prepared and timely filed, at Parent’s expense, any Straddle Period Tax Return (a “Straddle Period Tax Return”) required to be filed by the Company for any Straddle Period.

(c) Parent and the Company shall not make any Tax elections or change any Tax method of accounting for any Pre-Closing Tax Period except to the extent such elections or changes do not increase the Taxes of the Company for a Pre-Closing Tax Period.

(d) No election under Section 338(g) of the Code shall be made with respect to the Company.

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Section 5.2 Amendment of Tax Returns. Parent shall not amend any Tax Return of the Company that relates to a Tax period ending on or before the Closing Date or Straddle Period without the prior written consent of the Representative (which consent shall not be unreasonably withheld).

Section 5.3 Transfer Taxes. Any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the Transactions (“Transfer Taxes”), shall be paid by the Company Securityholders.

Section 5.4 Tax Refunds. Parent shall promptly pay, or cause to be promptly paid, by wire transfer of immediately available funds to the account(s) designated by the Representative, refunds of the Tax liabilities of the Company for any Pre-Closing Tax Period.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Acquisition Co.” has the meaning set forth in the Preamble.

“Action” means any criminal, judicial, administrative or arbitral action, audit, charge, claim, complaint, demand, grievance, hearing, inquiry, investigation, litigation, mediation, proceeding, subpoena or suit, whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or private arbitrator or mediator.

“Additional Option” has the meaning set forth in Section 1.6(c)

“Affiliate,” when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Forward Merger” has the meaning set forth in Section 1.1.

“Articles of Reverse Merger” has the meaning set forth in Section 1.1.

“Bank Accounts” has the meaning set forth in Section 2.20.

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“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that could form the basis for any specific consequence.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in San Francisco, California.

“Cash and Cash Equivalents” as of a given time means (A) the Company’s cash and cash equivalents, determined in accordance with GAAP as of such time and (B) to the extent not included in clause (A), all amounts paid by holders of Company Options or Company Warrants for the exercise of such Company Options before the Closing.

“Cash-Out Warrantholders” has the meaning set forth in the Recitals.

“Certificates” has the meaning set forth in Section 1.4(b).

“Charter” has the meaning set forth in Section 2.1.

“Charter Documents” has the meaning set forth in Section 2.1.

“Claim Period” has the meaning set forth in Section 4.5.

“Claim Period Expiration Date” has the meaning set forth in Section 4.5.

“Claims Notice” has the meaning set forth in Section 4.6.

“Closing” has the meaning set forth in Section 1.2(a).

“Closing Balance Sheet” has the meaning set forth in Section 1.9(b).

“Closing Date” has the meaning set forth in Section 1.2(a).

“Closing Date Working Capital” has the meaning set forth in Section 1.9(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Balance Sheet Date” has the meaning set forth in Section 2.4.

“Company Common Stock” means the common stock of the Company.

“Company Indebtedness” means the aggregate of the following, determined in accordance with GAAP: (1) any liability of the Company (A) for borrowed money (including the current portion thereof), (B) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, or (C) evidenced by a bond, note, debenture or

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similar instrument (including a purchase money obligation), (2) any liability of other Persons described in clause (1) that the Company has guaranteed, that is recourse to the Company or any of its assets or that is otherwise the legal liability of the Company, (3) accounts payable of the Company that were due and payable more than 60 days before the date of determination, (4) any liability of the Company under capitalized leases with respect to which the Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, and accrued interest thereon, (5) any long-term liabilities of the Company, and (6) any deferred salary obligations, severance, bonus or similar change-in-control payments, and any income or employment Taxes and withholdings due on any such amounts, to current or former employees, consultants or other service providers of the Company pursuant to any plan, practice, policy, contract, agreement, program, fund or arrangement of the Company or any ERISA Affiliate in effect as of or prior to the Effective Time. For purposes of this Agreement, Company Indebtedness includes (1) any and all accrued interest, lender fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) associated with the prepayment of any Company Indebtedness or payable upon a change of control, and (2) any and all amounts of the nature described in clauses (1)(A), (B) or (C) owed by the Company to any of its Affiliates including any of its stockholders, optionholders, warrantholders or employees.

“Company Intellectual Property” means any and all Intellectual Property and Intellectual Property Rights owned by or licensed to the Company, or otherwise used or held for use in connection with the operation of the business of the Company.

“Company Option” has the meaning set forth in Section 1.6(a).

“Company-Owned Intellectual Property” means any and all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

“Company Products” has the meaning set forth in Section 2.8(a).

“Company Registered Intellectual Property” has the meaning set forth in Section 2.8(b).

“Company Securityholders” means the holders of Company Common Stock, Company Options and Company Warrants.

“Company Source Code” means, collectively, any human readable Software source code, or any material portion or aspect of the Software source code, or any material proprietary information or algorithm contained, embedded or implemented in, in any manner, any Software source code, in each case for any Company Product, Developing Product or any Software owned by Company.

“Company Stock Plan” has the meaning set forth in Section 2.2(e).

“Company Transaction Expenses” means the Transaction Expenses of the Company.

“Company Warrant” has the meaning set forth in Section 1.7(a).

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“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated as of April 1, 2013, between Parent and the Company.

“Continuing Customer” has the meaning set forth in Section 2.17.

“Continuing Employee” has the meaning set forth in Section 1.6(b).

“Contract” means any contract, agreement, indenture, note, bond, loan, instrument, license, lease (including real and personal property leases), conditional sale contract, purchase or sales orders, mortgage, undertaking, commitment, understanding, undertaking, option, warrant, calls, rights or other enforceable arrangement or agreement, whether written or oral.

“Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.

“Converted Option” has the meaning set forth in Section 1.6(b).

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COTS Software” shall mean generally available commercial off-the-shelf Software used solely in connection with the Company’s internal operations, the source code of which has not been modified or customized by or for the Company and is licensed to the Company pursuant to a Contract that does not require any future payment(s), including any applicable maintenance and support fees, of more than $1,000 per user per year.

“Current Assets” means the Company’s current assets, determined in accordance with GAAP using the same methodologies that were used in the preparation of the Company’s financial statements as of and for the year ended December 31, 2012, including Cash and Cash Equivalents, accounts receivable (net of allowance for doubtful accounts), prepaid expenses, inventories (net of reserves for obsolescence) and deposits and other current assets.

“Current Liabilities” means the Company’s current liabilities, determined in accordance with GAAP using the same methodologies that were used in the preparation of the Company’s financial statements as of and for the year ended December 31, 2012, including accounts payable, accrued expenses and payroll liabilities (including bonus and severance payable).

“Customer License Agreements” means non-exclusive end user licenses to access or use the object code form of the Company Products granted to Customers.

“Databases” has the meaning set forth in the definition of Intellectual Property.

“Data Room” means the electronically accessible data room hosted by EMC Corporation provided in connection with the Transactions.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Delaware Certificate of Forward Merger” has the meaning set forth in Section 1.1

“Developing Products” has the meaning set forth in Section 2.8(a).

“Disclosure Schedule” means the disclosure schedule dated as of the date hereof and delivered by the Company to Parent, Merger Co. and Acquisition Co.

“Dispute” has the meaning set forth in Section 2.8(l).

“Dissenting Shares” has the meaning set forth in Section 1.10(a).

“DLLCA” has the meaning set forth in the Recitals.

“Domain Names” has the meaning set forth in the definition of Intellectual Property.

“Effective Time” has the meaning set forth in Section 1.1.

“Eligible Option” has the meaning set forth in Section 1.6(b).

“Employee Benefit Plan” has the meaning set forth in Section 2.10(a).

“Encumbrance” means any mortgage, pledge, hypothecation, right of others, adverse claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, third party right or other right or interest, option, lien, charge, any hire purchase, lease or installment purchase agreement, right of first refusal, right of preemption or right to acquire, or other restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the subject property, other than any restriction or limitation imposed by this Agreement.

“Equity Consideration” has the meaning set forth in Section 1.4(b)(1).

“ERISA” has the meaning set forth in Section 2.10(a).

“ERISA Affiliate” has the meaning set forth in Section 2.10(p).

“Estimated Closing Date Working Capital” has the meaning set forth in Section 1.9(a).

“Exercise Restriction” means that the Converted Options, regardless of vested status, (1) will not be exercisable until the earliest to occur of (a) the effective date of an underwritten initial public offering of a class of Parent’s equity securities (an “IPO”), (b) immediately prior to a change of control of Parent, and (c) the first anniversary of the Closing Date (such earliest date, the “Earliest Exercise Date”), and (2) in the case that the continued service of the holder of Converted Options terminates with Parent or its affiliates for any reason prior to the Earliest Exercise Date, will remain exercisable following such termination of service until the earlier of (a) the date that is three months after the earlier of an IPO or the first anniversary of the Closing Date, or such longer period as provided in the option agreement governing such Converted Option and (b) the effective date of a change of control of Parent.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Fair Market Value” means the fair market value of a share of Parent Common Stock as determined in good faith by Parent’s board of directors.

“FCPA” has the meaning set forth in Section 2.14(c).

“Financial Controls” has the meaning set forth in Section 2.4.

“Financial Statements” has the meaning set forth in Section 2.4.

“Foreign Benefit Plan” has the meaning set forth in Section 2.10(s).

“Forward Merger” has the meaning set forth in the Recitals.

“Founder Non-competition Agreement” has the meaning set forth in the Recitals.

“Founders” has the meaning set forth in the Recitals.

“Fundamental Representations” ***.

“GAAP” has the meaning set forth in Section 2.4.

“Governmental Authority” means any governmental, regulatory or administrative authority, agency, body, commission or other entity, whether international, multinational, national, regional, state, provincial or of a political subdivision; any court, judicial body, arbitration board or arbitrator; any tribunal of a self-regulatory organization, or any instrumentality of any of the foregoing.

“Holdback Percentage” means, for each Company Securityholder, the quotient of (1) the number of Shares of Parent Common Stock set forth in the row identifying the Company Securityholder under the column heading “Total Parent Shares Issuable” in the Spreadsheet divided by (2) the total number of Shares of Parent Common Stock of all Company Securityholders set forth under the column heading “Total Parent Shares Issuable” in the Spreadsheet.

“Indemnification Holdback Contribution” means, for each Company Securityholder, the number of Shares of Parent Common Stock set forth in the row identifying the Company Securityholder under the column heading “Indemnification Holdback Contribution” in the Spreadsheet.

“Indemnification Holdback Shares” has the meaning set forth in Section 1.4(c).

“Indemnification Share Value” has the meaning set forth in Section 4.8(d).

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Indemnified Person” has the meaning set forth in Section 4.3(a).

“Indemnifying Securityholders” has the meaning set forth in Section 4.3(a).

“Intellectual Property” means any and all (1) technology, formulae, algorithms, procedures, processes, methods, techniques, know-how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (2) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (3) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; (4) specifications, designs, models, devices, prototypes, schematics and development tools; (5) Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter (“Works of Authorship”); (6) databases and other compilations and collections of data or information (“Databases”); (7) trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing (“Trademarks”); (8) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (9) Trade Secrets; and (10) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Intellectual Property Rights” means any and all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including (1) patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements (“Patents”); (2) copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated) (“Copyrights”); (3) other rights with respect to Software, including registrations thereof and applications therefor; (4) industrial design rights and registrations thereof and applications therefor; (5) rights with respect to Trademarks, and all registrations thereof and applications therefor; (6) rights with respect to Domain Names, including registrations thereof and applications therefor; (7) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any person; (8) rights with respect to Databases, including registrations thereof and applications therefor; (9) publicity and privacy rights, including all rights with respect to use of a person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; and (10) any rights equivalent or similar to any of the foregoing.

“Interim Balance Sheet” has the meaning set forth in Section 2.5(b).

“Interim Balance Sheet Date” has the meaning set forth in Section 2.5(b).

“Interim Surviving Entity” has the meaning set forth in Section 1.1.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Invesco Financing Documents” means the Invesco Note Purchase Agreement, the Invesco Secured Promissory Note and the Invesco Security Agreement.

“Invesco Financing Fee” means the financing fee of $3,508,712.33, which is due and payable in connection with the Closing, under the Invesco Secured Promissory Note.

“Invesco Financing Fee Amount” means $2,609,527.69, the amount of the Invesco Financing Fee due on the Closing Date in accordance with the Invesco Secured Promissory Note.

“Invesco Note Purchase Agreement” means the note purchase agreement between the Company and Invesco Capital AG, dated as of August 26, 2013, as amended.

“Invesco Secured Promissory Note” means the secured promissory note issued by the Company to Invesco Capital AG, dated as of August 26, 2013, as amended.

“Invesco Security Agreement” means the security agreement between the Company and Invesco Capital AG, dated as of August 26, 2013, as amended.

“IRS” has the meaning set forth in Section 2.10(b).

“knowledge of the Company” or “to the Company’s knowledge” means provided that each of Lance Fried, Edwin Margulies, and Ran Ezerzer has (1) made reasonable and diligent inquiry of those employees, agents, consultants, attorneys, accountants and other persons who would be expected to have knowledge as to the relevant matter and (2) reviewed the documents (whether written or electronic, including emails and email attachments) that were contained in books and records of the Company controlled or created by, delivered to or in possession of him or her, the actual knowledge of such persons; provided, however, that if these individuals have not made such reasonable and diligent inquiry or reviewed such documents, the definition shall mean the imputed knowledge of such persons if they had made such reasonable and diligent inquiry or reviewed such documents

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, an Order or act, statute, ordinance, regulation, rule, collective bargaining agreement, extension order or code promulgated by a Governmental Authority.

“Letter of Transmittal” has the meaning set forth in Section 1.5(a).

“LGPL” has the meaning set forth in the definition of Open Source Materials.

“Liabilities” means any and all debts, liabilities and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off-balance sheet, including those arising under any Law, Action or Order and those arising under any Contract or otherwise.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Liability Claim” has the meaning set forth in Section 4.6.

“Losses” means any and all deficiencies, losses, liabilities, damages, claims, suits, actions or causes of actions, demands, judgments, assessments, settlements, diminution in value, royalties, fines, interests, Taxes, penalties and costs and expenses, including legal, accounting and other costs and expenses of professionals, consultants and costs and expenses of ADR and courts incurred in connection with evaluating, investigating, defending, settling or satisfying any and all Actions, assessments, or judgments, and in seeking indemnification thereof.

Documents or other information and materials shall be deemed to have been “Made Available” by the Company if and only if the Company has posted such documents and information and other materials to the Data Room at least 24 hours prior to the execution and delivery of this Agreement by the Parties.

Any reference to an event, change, condition or effect being “material” with respect to any Person means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole.

“Material Adverse Effect” with respect to any Person means any effect that either alone or in combination with any other effect is materially adverse in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Subsidiaries, taken as a whole or the ability of such Person to perform its obligations hereunder or to consummate the Transactions.

“Material Contract” has the meaning set forth in Section 2.18.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.4(b)(1).

“Merger Co.” has the meaning set forth in the Preamble.

“Nevada Articles of Forward Merger” has the meaning set forth in Section 1.1

“New Service Agreement” has the meaning set forth in Section 1.2(c).

“NRS” has the meaning set forth in the Recitals.

“Objection Notice” has the meaning set forth in Section 4.7(a).

“October Per Share Value” has the meaning set forth in Section 1.6(b).

“Offer Letters” has the meaning set forth in the Recitals.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Open Source Materials” means Software or similar subject matter that is distributed or required to be distributed as “free software,” “open source software” or under an open source license such as (by way of example only) the GNU General Public License, GNU Lesser General Public License (“LPGL”), Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, the Artistic License, the Eclipse Public License, Netscape Public License, the Open Software License, the Sun Community Source License, the Sun Industry Standards License, the Sleepycat License, the Common Development and Distribution License, or any other license approved as an open source license by the Open Source Initiative (www.opensource.org) or any variant or derivative of any of the foregoing licenses. For the avoidance of doubt, this definition also includes shared Software and any changes, modifications and/or derivative works required to be distributed under the same license terms covering the original source code.

“Option Consent” has the meaning set forth in the Recitals.

“Option Conversion Ratio” has the meaning set forth in Section 1.6(b).

“Order” means any decision, ruling, charge, order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Authority.

“Other Service Providers” has the meaning set forth in the Recitals to this Agreement.

“Parent” has the meaning set forth in the Preamble.

“Parent Bylaws” means the bylaws of Parent.

“Parent Charter” means the Amended and Restated Certificate of Incorporation of Parent.

“Parent Common Stock” means the common stock of Parent.

“Parent Disclosure Schedule” means the disclosure schedule dated as of the date hereof and delivered by Parent to the Company.

“Parent Organizational Agreements” means the Parent Charter, Parent Bylaws and the Parent Stockholders’ Agreement.

“Parent Plan” has the meaning set forth in Section 1.6(b).

“Parent Stock Per Share Valuation” means $1.67, the fair market value per share of Parent Common Stock as of July 15, 2013 as set forth in a report prepared and delivered to the Parent by an independent third party appraiser.

“Parent Stockholders’ Agreement” means Parent’s Seventh Amended and Restated Stockholders’ Agreement dated as of April 26, 2013.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Party” means any of Parent, the Company, Merger Co. or the Representative.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Permit” means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Authority.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, joint venture, trust, firm, association or other legal or Governmental Authority.

“PIIA” has the meaning set forth in the Recitals.

“Pre-Closing Tax Liabilities” has the meaning set forth in Section 4.3(a)(3).

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending at the end of the Closing Date.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority, including any of the following: (1) issued Patents and Patent applications; (2) Trademark registrations, renewals and applications; (3) Copyright registrations and applications; and (4) Domain Name registrations.

“Related Agreements” means the Restricted Stock and Joinder Agreements and the Option Consents.

“Representative” means Robert Cell as of the date hereof and any successor appointed by the Indemnifying Securityholders or pursuant to Section 4.10(b).

“Representative Expenses” has the meaning set forth in Section 4.10(a).

“Required Vote” has the meaning set forth in Section 2.3(a).

“Restricted Stock and Joinder Agreement” has the meaning set forth in the Recitals.

“Revenue Ruling” has the meaning set forth in the Recitals.

“Reverse Merger” has the meaning set forth in the Recitals.

“Satisfy” means to either (a) wire transfer to Parent immediately available funds equal to the specified amount or (b) transfer to Parent for cancellation the number of shares of Parent Common Stock equal to the quotient of (1) the specified amount divided by (2) the Indemnification Share Value. To the extent clause (b) above applies, Parent shall be entitled to take all actions necessary to cancel the number of shares specified in clause (b) automatically without further action on the part of the Indemnifying Securityholder to the extent such Indemnifying Securityholder fails to promptly transfer such shares to Parent.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Securities Act” has the meaning set forth in Section 2.4.

“Software” means all (1) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (2) computerized Databases and other computerized compilations and collections of data or information, including all data and information included in such Databases, compilations or collections; (3) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (4) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (5) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Spanish Employment Agreement” has the meaning set forth in the Recitals.

“Spanish Founder” has the meaning set forth in the Recitals.

“Spanish Founder Employment Agreement” has the meaning set forth in the Recitals.

“Spanish Service Providers” has the meaning set forth in the Recitals.

“Spreadsheet” has the meaning set forth in Section 1.2(b)(12)(C).

“Stockholders’ Written Consent” has the meaning set forth in the Recitals.

“Straddle Period” has the meaning set forth in Section 4.3(b).

“Straddle Period Tax Return” has the meaning set forth in Section 5.1(b).

“Subsidiaries” of any Person means any other Person (1) of which the first Person owns directly or indirectly 50% or more of the equity interest in the other Person or (2) of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is directly or indirectly owned or Controlled by the first Person, by such Person with one or more of its Subsidiaries or by one or more of such Person’s other Subsidiaries or (3) in which the first Person has the contractual or other power to designate a majority of the board of directors or other governing body.

“Surviving Entity” has the meaning set forth in Section 1.1.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“Systems” means the computer, information technology and data processing systems, facilities and services used by the Company, including all Software, hardware, networks, communications facilities, Databases, websites, platforms, equipment and related systems and services used or planned to be used by the Company.

“Target Working Capital” means $159,172.

“Tax” has the meaning set forth in Section 2.9(a).

“Tax Authority” has the meaning set forth in Section 2.9(a).

“Tax Return” has the meaning set forth in Section 2.9(a).

“Third Party Claim” has the meaning set forth in Section 4.9(a).

“Total Per Share Company Value” has the meaning set forth in Section 1.6(b).

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“Trade Secrets” means information and materials not generally known to the public, including trade secrets and other confidential and proprietary information.

“Transaction Expenses” means all legal, broker, accounting, financial advisory, consulting, investment banking, finders, advisory and all other fees and expenses of third parties incurred by a Party or its stockholders or Affiliates in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Transfer Taxes” shall have the meaning set forth in Section 5.3

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“TriNet” means TriNet HR Corporation.

“TriNet Plan” means an Employee Benefit Plan that is sponsored or maintained by TriNet under which any Workers may be eligible to receive compensatory payments or employee benefits in connection with the Company’s engagement of TriNet.

“U.S. Founder” has the meaning set forth in the Recitals.

“U.S. Founder Employment Agreement” has the meaning set forth in the Recitals.

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

“WARN Act” has the meaning set forth in Section 2.11(j).

“Warrant Cancellation Agreement” has the meaning set forth in the Recitals.

“Worker” has the meaning set forth in Section 2.11(d).

“Working Capital” means the Current Assets minus the Current Liabilities as of immediately after the Closing, excluding any Company Indebtedness and Company Transaction Expenses.

“Working Capital Arbiter” has the meaning set forth in Section 1.9(c).

“Working Capital Holdback Amount” means $***.

“Works of Authorship” has the meaning set forth in the definition of Intellectual Property.

Section 6.2 Terms Generally; Interpretation. Except to the extent that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit or Schedule or the Recitals to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) the words “include,” “includes” or “including” (or similar terms) are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) any gender-specific reference in this Agreement include all genders;

(f) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

(g) a reference to any legislation or to any provision of any legislation will include any modification, amendment or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation;

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

(h) if any action is to be taken by any Party pursuant to this Agreement on a day that is not a Business Day, such action will be taken on the next Business Day following such day;

(i) references to a Person are also to its permitted successors and assigns;

(j) unless indicated otherwise, mathematical calculations contemplated hereby will be made to the maximum number of significant digits stored and used in calculations by Microsoft Excel, but payments will be rounded to the nearest whole cent, after aggregating all payments due to or owed by a Person;

(k) “ordinary course of business” (or similar terms) will be deemed followed by “consistent with past practice”;

(l) the Parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction hereof;

(m) the contents of the Disclosure Schedule, the Parent Disclosure Schedule and the other Schedules form an integral part of this Agreement, and any reference to “this Agreement” shall be deemed to include the Schedules;

(n) no parol evidence will be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence;

(o) although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content); and

(p) the doctrine of election of remedies will not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the Transactions.

Section 6.3 Notices. All notices, deliveries and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally, telecopied or delivered by globally recognized express delivery service to the Parties at the addresses or facsimile numbers set forth below or to such other address or facsimile number as the Party to

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the Business Day after the day that the Party giving notice receives electronic confirmation of sending from the sending telecopy machine, and (c) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed pursuant to the service’s systems.

(a) if to Parent, Merger Co. or Acquisition Co.:

Five9, Inc.

4000 Executive Parkway, Suite 400,

San Ramon, CA 94583

Attention: Chief Financial Officer

with copies (which will not constitute notice) to:

Jones Day

1755 Embarcadero Rd.

Palo Alto, CA 94303

Attention: Tim Curry and David Chen

Facsimile: (650) 739-3900

(b) if to the Company before the Effective Time to:

Face It, Corp.

4225 Executive Drive, Suite 600

La Jolla, CA 92037

Attention: Lance Fried

Facsimile: (858) 225-3558

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

3000 El Camino Real, Suite 700

2 Palo Alto Square

Palo Alto, CA 94306

Attention: Tom Kellerman

Facsimile: (650) 843-4001

(c) if to Representative:

Robert Cell

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.***

Phone:

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

3000 El Camino Real, Suite 700

2 Palo Alto Square

Palo Alto, CA 94306

Attention: Tom Kellerman

Facsimile: (650) 843-4001

Section 6.4 Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (b) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

Section 6.5 Entire Agreement. This Agreement, the Confidentiality Agreement, the Related Agreements and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company, on the one hand, and Parent, on the other hand, with respect to the subject matter hereof.

Section 6.6 Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any Party by operation of Law or otherwise without the prior written consent of the other Parties and any attempt to do so will be void.

Section 6.7 No Third-Party Beneficiaries. Except as provided in Article 4, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person (including any current or former employees of the Company) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing herein shall be deemed to amend the terms of employment of any employee of the Company or the terms of any Employee Benefit Plan. As of the Closing, all such employees will not be guaranteed employment by the Interim Surviving Entity, the Surviving Entity, Parent or any of their Affiliates for any fixed term.

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Section 6.8 Amendment. Subject to applicable Law, the Parties may amend this Agreement at any time in accordance with an instrument in writing signed on behalf of each of the Parties, except that an amendment made subsequent to approval of this Agreement by the Company Securityholders shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Company Common Stock, Company Options or Company Warrants or (b) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the holders of Company Common Stock, Company Options or Company Warrants. Subject to applicable Law, Parent and the Representative (on behalf of all of the Company Securityholders immediately prior to the Effective Time) may cause this Agreement to be amended at any time after the Effective Time by execution of an instrument in writing signed on behalf of Parent and the Representative (on behalf of all of the Company Securityholders immediately prior to the Effective Time), except that any amendment made in accordance with this sentence shall not (1) alter or change the amount or kind of consideration to be received on conversion of Company Common Stock, Company Options or Company Warrants or (2) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the Company Securityholders.

Section 6.9 Extension; Waiver. Any Party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties made to such Party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. At any time after the Effective Time, the Representative (on behalf of all the Company Securityholders immediately prior to the Effective Time) and Parent may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other, (2) waive any inaccuracies in the representations and warranties made to Parent (in the case of a waiver by Parent) or made to the Company (in the case of a waiver by the Representative) herein or in any document delivered pursuant hereto and (3) waive compliance with any of the agreements or conditions for the benefit of Parent (in the case of a waiver by Parent) or made to the Company (in the case of a waiver by the Representative). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

Section 6.10 Expenses. Except as otherwise expressly provided herein, whether or not the Closing occurs, Parent and the Company Securityholders each shall pay their respective expenses (including legal, accounting, investment banking, finders and advisory fees and expenses) incurred in connection with the negotiation and execution of this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

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Section 6.11 Confidentiality and Announcements.

(a) The terms of the Confidentiality Agreement shall continue in full force and effect according to its terms and shall apply to any information provided to the Parent or the Company pursuant to this Agreement.

(b) The Parent shall determine in its sole discretion whether any public announcement, press release or response to media inquiries regarding this Agreement, the Related Agreements or the Transactions may be made. Without the prior written approval of the Parent, in its sole discretion, the Representative and the Company Securityholders shall not, and shall cause their Affiliates and their representatives not to, make any announcement or disclosure to any Person regarding (i) this Agreement, the Related Agreements or the Transactions, or any discussions, memoranda, letters or agreements related hereto or thereto; (ii) the existence or terms of this Agreement or the Related Agreements; (iii) the existence of discussions and negotiations between or among the Parent, the Company, and the Company Securityholders or any of their respective representatives (including the Representative); or (iv) the consummation of the Transactions, except as and to the extent (1) disclosure is required by a Company Securityholder to its Tax or financial advisors for purposes of complying with such holder’s Tax obligations or other reporting obligations under Law arising out of the Transactions, (2) disclosure is made by a Company Securityholder that is a venture capital fund to its current and prospective partners, subject to a duty of confidentiality, and is limited to the results of such holder’s investment in the Company and such other information as is required to be disclosed by such holder pursuant to its partnership agreement, limited liability company agreement or comparable organizational agreement, or (3) the information disclosed is information which the Parent previously disclosed or confirmed to the public.

Section 6.12 Governing Law. Except to the extent a provision of Article 1 is required by Law to be governed by the NRS, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any such laws whose application would result in the application of the laws of another jurisdiction except the Federal laws of the United States of America.

Section 6.13 Dispute Resolution and Venue. From and after the Closing, any dispute, claim or controversy arising out of or relating to this Agreement or the Related Agreements or the breach, termination, enforcement, interpretation or validity hereof or thereof, including any request for specific performance, claim based on contract, tort, statute or constitution or the determination of the scope or applicability of this agreement to arbitrate, will be determined by arbitration in Santa Clara County, California before one arbitrator, except (1) with respect to any claim arising out of or based upon fraud, intentional misrepresentation or intentional breach of covenant, for which a Party may pursue remedy in any court of competent jurisdiction or by

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arbitration as provided for in this Section 6.13 and (2) as provided in Section 1.9(c). The arbitration will be conducted in accordance with the JAMS Comprehensive Arbitration Rules and Procedures, as modified in this Section 6.13. The arbitration shall be administered by JAMS in accordance with those rules.

(a) The arbitrator will have the power to order hearings and meetings to be held in such place or places as he or she deems in the interests of reducing the total cost to the parties of the arbitration. The arbitration proceedings will be conducted in English.

(b) The arbitrator will have the power to order any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief, except that the arbitrator will not have the power to order punitive damages. The arbitrator may hear and rule on dispositive motions as part of the arbitration proceeding (e.g., motions for summary disposition).

(c) The arbitrator will have the power to continue the Indemnification Holdback Shares, any hearing or meeting date or the rendering of any award until the amount of an estimated or anticipated Loss set forth in a Claims Notice is finally determined.

(d) Each party to the arbitration will be entitled to the timely production by the other parties to the arbitration of relevant, non-privileged documents or copies thereof. If the parties are unable to agree on the scope and/or timing of such document production, the arbitrator will have the power, upon application of any party to the arbitration, to make all appropriate orders for the production of documents by any party to the arbitration or to authorize a party to the arbitration to seek the discovery of documents from Persons that are not parties to the arbitration.

(e) Before the arbitrator establishes the facts of the case, each party to the arbitration will be entitled to conduct depositions to provide non-privileged testimony that is relevant to the controversies, claims or disputes at issue. If the parties to the arbitration are unable to agree on the propriety, scope, number or timing of the deposition or depositions, the arbitrator, upon the application of any party to the arbitration, may make all appropriate orders in connection with the proposed deposition or depositions.

(f) The arbitrator may appoint expert witnesses only with the consent of all of the parties to the arbitration.

(g) The arbitrator’s fees and the administrative expenses of the arbitration will be paid equally by the parties thereto. Each party to the arbitration will pay its own costs and expenses (including attorney’s fees) in connection with the arbitration.

(h) The award rendered by the arbitrator will be executory, final and binding on the parties to the arbitration. The award rendered by the arbitrator may be entered into any court having jurisdiction, or application may be made to such court for judicial

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acceptance of the award and an order of enforcement, as the case may be. Such court proceeding will disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order.

(i) Except as required by Law, no Party may disclose the existence, contents or results of an arbitration brought in accordance with this Agreement, or the documents presented and evidence produced by its opposing Parties, or any analyses or summaries derived from such evidence. To the extent permitted by Law, the arbitration shall be considered and treated by the Parties as a confidential proceeding.

(j) Each Party hereby agrees that in connection with any such action process may be served in the same manner as notices may be delivered under Section 6.3 and irrevocably waives any defenses it may have to service in such manner.

(k) Each Party hereby agrees that this Agreement does not preclude any Party from (1) seeking provisional remedies in aid of arbitration, including specific performance or other equitable remedies, from any court of competent jurisdiction or (2) seeking judicial remedies for any matter not required to be resolved by arbitration hereunder in (x) the trial courts located in Santa Clara County, California or (y) the United States District Court for the Northern District of California. Each of the Parties consents to submit itself to the personal jurisdiction of the courts described in the first sentence of this subparagraph, agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other application, agrees that it will not bring any Action relating hereto or any of the Transactions in any other court, agrees that it will not assert as a defense that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or the Related Agreements may not be enforced in or by such courts, and agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 6.3 or in such other manner as may be permitted by Law will be valid and sufficient service thereof.

Section 6.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

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Parent, Merger Co., Acquisition Co. and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, and Representative has executed this Agreement, in each case as of the date first written above.

FIVE9, INC.

By:	/s/ Barry Zwarenstein
Name: Barry Zwarenstein
Title: Chief Financial Officer

FIVE9 NEVADA INC.

By:	/s/ David Hill
Name: David Hill
Title: President and Chief Executive Officer

FIVE9 ACQUISITION LLC

By:	/s/ David Hill
Name: David Hill
Title: President and Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

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FACE IT, CORP.

By:	/s/ Lance Fried
Name: Lance Fried
Title: Chief Executive Officer

/s/ Robert Cell
Robert Cell, as Representative

[Signature page to Agreement and Plan of Merger]

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